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                                                                Exhibit: 10.10FT


                               OPERATING AGREEMENT
                                       OF
                         LITTLE TIGER PRESS USA, L.L.C.
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                               TABLE OF CONTENTS

                                                                      SECTION

                                    ARTICLE I

                           FORMATION; NAME; PURPOSE;
                                PRINCIPAL PLACE
                 OF BUSINESS; AGENT; TERM; INTENT; DEFINITIONS


Formation                                                                1.1
Name                                                                     1.2
Purpose                                                                  1.3
Principal Place of Business                                              1.4
Agent for Service of Process                                             1.5
Term                                                                     1.6
Intent Regarding Partnership Status                                      1.7
Definitions                                                              1.8

                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

Initial Capital Contributions                                            2.1
Additional Capital Contributions                                         2.2
Return of Capital Contributions                                          2.3

                                   ARTICLE III

                                CAPITAL ACCOUNTS

                                   ARTICLE IV

                        PROFITS OR LOSSES; DISTRIBUTIONS

Interest in Profits or Losses                                             4.1
Limitation on Liability for Losses                                        4.2
   Chargeable to Members


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Distributions                                                            4.3

                                    ARTICLE V

                              MANAGEMENT PROVISIONS

Management                                                               5.1
Major Decisions                                                          5.2
Member Compensation                                                      5.3
Reimbursement of Expenses                                                5.4
Reliance by Third Parties                                                5.5

                                   ARTICLE VI

                            ADMINISTRATIVE PROVISIONS

Limitation of Liability                                                  6.1
Indemnification by the Company                                           6.2
Indemnification by Members                                               6.3
Loans                                                                    6.4
Banking                                                                  6.5
Books and Records                                                        6.6
Tax Returns                                                              6.7
Accounting Period                                                        6.8
List of Members                                                          6.9
Insurance                                                                6.10
Employment of Members                                                    6.11

                                  ARTICLE VII

                              MEETINGS OF MEMBERS

Annual Meeting                                                            7.1
Special Meetings                                                          7.2
Place of Meetings                                                         7.3
Notice of Meetings                                                        7.4
Meeting of All Members                                                    7.5
Adjourned Meetings                                                        7.6
Record Date                                                               7.7
Manner of Acting; Voting                                                  7.8
Voting of Units by Certain Members                                        7.9

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Proxies                                                                  7.10
Action by Members Without a Meeting                                      7.11
Waiver of Notice                                                         7.12

                                  ARTICLE VIII

                      DISSOLUTION; TERMINATION; WITHDRAWAL

Events Causing Dissolution                                               8.1
Events Not Causing Dissolution                                           8.2
Winding Up                                                               8.3
Member Withdrawals                                                       8.4

                                   ARTICLE IX

                             TRANSFERS BY MEMBERS;
                               ADDITIONAL MEMBERS

Transfer Restrictions                                                    9.1
Additional Units; Additional Members                                     9.2
Involuntary Assignments                                                  9.3

                                   ARTICLE XI

                      CONTINGENCIES; TRANSFERS; OPERATIONS

Contingencies to these Transactions                                     10.1
Futech Purchase of Name and Logo from Magi                              10.2
Futech's Contribution to the Company of the Name and Logo               10.3
Company's Use of Magi Address and Facilities                            10.4
Employment of Manmohan Singh Bhatia                                     10.5
This Section is Reserved                                                10.6
Co-Publisher Agreement with Magi for U.K. Materials                     10.7
Co-Publisher Agreement with Magi for U.S. Materials                     10.8
Distribution Agreement with XYZ                                         10.9
Company's Option Regarding Formation of LTP-UK                          10.10
Potential Future Merger with Magi Operations                            10.11
Overhead Reimbursement to Futech                                        10.12

                                   ARTICLE XI

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                                   AMENDMENTS

                                  ARTICLE XII

                                OTHER PROVISIONS

Other Interests of a Member                                             12.1
Partition                                                               12.2
Notices                                                                 12.3
Validity                                                                12.4
Headings                                                                12.5
Governing Law                                                           12.6
Jurisdiction                                                            12.7
Successors and Assigns                                                  12.8
Rights and Remedies                                                     12.9
Waiver                                                                  12.10
Counterparts                                                            12.11
Additional Acts                                                         12.12
Construction                                                            12.13
Integration                                                             12.14
Time is of the Essence                                                  12.15
Creditors                                                               12.16
Attorney's Fees and Costs                                               12.17
Expenses                                                                12.18
Public Announcements                                                    12.19

                                    EXHIBITS

Members; Units; Capital Contributions                                    "2.1"
Promissory Note Owing to Futech                                        "6.4.1"
Promissory Note Owing to Magi                                          "6.4.2"
Registration Rights Agreement                                           "10.2"
Consulting Agreement With Manmohan Singh Bhatia                       "10.5.1"
Confidentiality Agreement of Manmohan Singh Bhatia                    "10.5.2"
Co-Publishing Agreement with Magi for U.K. Materials                    "10.7"
Co-Publishing Agreement with Magi for U.S. Materials                    "10.8"
Distribution Agreement with XYZ                                         "10.9"


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                               OPERATING AGREEMENT
                                       OF
                         LITTLE TIGER PRESS USA, L.L.C.

         This Agreement is made effective January 5, 1998, by the following, whose addresses appear on Exhibit "A" attached hereto, and who with any future additional Members are hereinafter sometimes referred to individually as "Member" and collectively as the "Members":

           Futech Educational Products, Inc., an Arizona corporation
                    Magi Publications, a partnership ("Magi")

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                                    ARTICLE I

                      FORMATION; NAME; PURPOSE; PRINCIPAL
              PLACE OF BUSINESS; AGENT; TERM; INTENT; DEFINITIONS

         1.1 FORMATION. Pursuant to the laws of New York dealing with limited liability companies (the "Act"), the Members will form a New York limited liability company (the "Company") effective upon the filing of the Articles of Organization of this Company with the State of New York. The parties shall immediately, and from time to time hereafter, as may be required by law, execute all amendments of the Articles of Organization, and do all filing, recording and other acts as may be appropriate for the Company to comply with the Act.

         1.2 NAME. The name of the Company shall be "Little Tiger Press USA, L.L.C." The Company may do business under that name and/or under any other name or names which the Members select. If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a fictitious name certificate or any other documents required by applicable law.

         1.3 PURPOSE. The Company has been formed for the purpose of engaging in business in the publishing industry, and may conduct any activities relating thereto.

         1.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at 2999 North 44th Street, Suite 225, Phoenix, Arizona 85018, Maricopa County, Arizona, or at such other place, and with such other places of business, as may be designated by the Members from time to time. The registered office of the Company in New York shall be determined by the Company.
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         1.5 AGENT FOR SERVICE OF PROCESS. The agent for service of process on the Company is the Department of State for New York, or such other person as may be designated by the Members from time to time.

         1.6 TERM. The Company shall commence upon the filing of its Articles of Organization, and shall continue until terminated by law or as hereinafter provided.

         1.7 INTENT REGARDING PARTNERSHIP STATUS. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes, but that the Company shall not be operated or treated as a partnership for purposes of the United States federal Bankruptcy Code. No Member, member of the Management Committee, or Manager shall take any action inconsistent with such intent. The Company hereby elects to be treated as a partnership for federal and state income tax purposes.

         1.8 DEFINITIONS. The following terms used in this Agreement shall have the meanings described below:

             1.8.1 "Act" shall mean the laws of the State of New York that may relate to limited liability companies.

             1.8.2 "Affiliate(s)" of another Person shall mean: (a) any person directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (d) any officer, director, manager, member or partner of such other Person; and (e) if such other Person is an officer, director, manager, member or partner, any company for which such Person acts in any such capacity; and (f) any immediate family member of such other Person.

             1.8.3 "Agreement" shall mean this written Operating Agreement, as the same may from time to time be amended. No other document or oral agreement among the Members shall be treated as part of or superseding this Agreement unless it is reduced to writing and it has been signed by all of the Members.

             1.8.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             1.8.5 "Company" shall mean Little Tiger Press USA, L.L.C., the limited liability company formed pursuant to this Agreement.

             1.8.6 "Contingency Expiration Date" shall have the meaning given that term in

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             Section 10.1 below.

             1.8.7 "Manager" or "Managers" shall mean any person who becomes Manager pursuant to this Agreement, including Section 5.1 below.

             1.8.8 "Management Committee" shall have the meaning given said term in Section 5.1 below.

             1.8.9 "Member" shall mean each of the parties who executes a counterpart of this Operating Agreement as a Member and each Person who may hereafter become an additional or substituted Member.

             1.8.10 "Person" shall mean any natural person, partnership, joint venture, corporation, estate, trust, association, limited liability company, or other legal entity.

             1.8.11 "Treasury Regulations" shall mean the federal income tax regulations promulgated under the Code, as such regulations may be amended from time to time, including corresponding provisions of succeeding regulations.

             1.8.12 "Unit" shall mean an interest in the Company, as that term is used in Section 2.1 below and in other provisions of this Agreement.

                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

         2. 1. INITIAL CAPITAL CONTRIBUTIONS. The initial capital contributions of the Members, which shall be made upon execution of this Agreement, shall be as specified in "Exhibit 2. 1" attached hereto and hereby made a part hereof, and the Members shall acquire "Units" for said contributions as identified on said Exhibit.

         Within fifteen days after the Contingency Expiration Date (defined in Section 10.1 below), each Member shall make an additional capital contribution to the Company in the amount of $500,000.00 (cash, cashiers check, wire funds or other cash equivalent agreed to by the parties).

         2.2 ADDITIONAL CAPITAL CONTRIBUTIONS. Except as called for in Section
10.3 below, the Members shall not be entitled to make additional capital contributions without the prior written consent of the Manager and all Members, and the Members shall not be required to make additional capital contributions without the prior written consent of the Manager and all Members. Any additional capital contributions made with said consent may be, but are not required to be, identified on supplemental schedules to "Exhibit 2.1" (which schedules may contain alpha numeric designations such as "Exhibit 2.1.1"). Unless otherwise agreed to by all Members, no interest shall accrue or be paid on said contributions and no Units shall be issued

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for the additional contributions.

         2.3 RETURN OF CAPITAL CONTRIBUTIONS. No Member shall, without the prior written consent of all of the Members (which consent may be withheld for any or no reason), be entitled to withdraw or demand the return of any part of his/her capital contribution, except upon dissolution of the Company and as specifically provided otherwise in this Agreement. Upon dissolution of the Company, each Member shall look solely to the assets of the Company for return of his or her capital contributions and, if the Company's property remaining after the payment and discharge of the debts, obligations, and liabilities of the Company is insufficient to return the capital contributions of each Member, no Member shall have any recourse against the Company or any Member, except for gross negligence, malfeasance, bad faith or fraud. The Company shall not be obligated to pay interest on any capital contribution of any Member.

                                   ARTICLE III

                                CAPITAL ACCOUNTS

         An individual capital account shall be maintained for each Member. The capital interest of each Member shall consist of the Member's original contribution increased by the Member's additional contributions to capital, the Member's share of Company profits transferred to capital, and the amount of Company liabilities assumed by the Member or that are secured by any of the Company's property distributed to such Member, and decreased by the amount of money and fair market value of Company property distributed to the Member in reduction of the Member's Company capital, the Member's share of Company losses, and the amount of liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

         The provisions in this Agreement relating to the maintenance of capital accounts, and with respect to allocations and distributions, are intended to comply with the Internal Revenue Code and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the capital accounts, or any debits or credits thereto, or other allocations among the Members, are computed in order to comply with such Regulations, the Members may make any such modification, provided that the modification is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company. The Members also shall make any appropriate modifications in the event of unanticipated events (for example, the acquisition by the Company of royalty and gas properties or the encumbrance of Company property by nonrecourse debt) that might otherwise cause this Agreement not to comply with the Treasury Regulations.

                                   ARTICLE IV

                        PROFITS OR LOSSES; DISTRIBUTIONS

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         4.1 INTERESTS IN PROFITS OR LOSSES.

         (a) Except as may be expressly provided to the contrary in this Agreement, the net profits of the Company shall be credited to the Members in proportion to their Company Units.

         Except as may be expressly provided to the contrary in this Agreement, the net losses of the Company shall be charged to the Members as follows:

             (i) First, to each Member having a negative balance in that Member's capital account, to the extent of such negative balance, in the proportion that the negative balance of each Member bears to the total negative balances of all Members;

             (ii) Thereafter, to the Members in accordance with the balances in their capital accounts.

         (b) In accordance with Internal Revenue Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members in a manner determined by the Members so as to take into account any variation between the adjusted basis of such property to the Company for Federal income tax purposes and the value of said property at the date of its contribution.

         (c) The Members shall make such other special allocations as are required in order to comply with any mandatory provision of the applicable Treasury Regulations or to reflect a Member's economic interest in the Company determined with reference to such Member's right to receive distributions from the Company and such Member's obligation to pay its expenses and liabilities.

         (d) The Members are aware of the income tax consequences of the allocations made by this Article and hereby agree to be bound by the provisions of this Article in reporting their shares of Company income and loss for income tax purposes.

         4.2 LIMITATION ON LIABILITY CHARGEABLE TO MEMBERS. Notwithstanding any other provision of this Agreement, no Member shall personally be liable for any of the losses of the Company beyond the Member's capital interest in the Company.

         4.3 DISTRIBUTIONS.

         (a) The Members shall determine whether cash or other property shall be distributed. Except as otherwise provided for in Section 8.3 below, distributions shall be made among the Members in proportion to their Units held.

         (b) Any amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be

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treated as amounts distributed to the Members for whom the withholding was made.

                                    ARTICLE V

                             MANAGEMENT PROVISIONS

         5.1 MANAGEMENT.

         (a) Management Committee. Notwithstanding the fact that the Company is a "member-run" limited liability company, except as may otherwise be expressly provided for in this Agreement (including Section 5.2 below), the business and affairs of the Company shall be governed in all respects by a committee (the "Management Committee") composed of four members, two of whom shall be appointed by Futech and two of whom shall be appointed by Magi. The Management Committee shall be responsible for formulating the policies of the Company and authorizing all material decisions regarding its operations, including decisions regarding material capital expenditures and investments (except for the "Major Decisions" identified in Section 5.2 below). There are provisions in this Agreement calling for decisions to be made by the Members, and those provisions do not alter the affect of the provisions in this subparagraph (a). Except for provisions expressly requiring 100% vote of the Members, the Management Committee's decisions shall exclusively be deemed to be the decisions of the Members for all purposes. Wherever this Agreement calls for the vote or consent of less than all of the Members, the Management Committee shall have the exclusive right to exercise all of the discretionary authority granted to the Members under the provisions of this Agreement, and shall manage and direct the conduct of the Company's day-to-day business affairs. Specifically, but not in limitation of the foregoing, the Management Committee will be responsible for all decisions relating to title selection, production management, and expenditures for published materials, and shall set Company customer credit policies.

         Futech hereby appoints Gary Roy ("Joe") Billings and Vincent W. Goett as Futech's initial members of the Management Committee, and Magi hereby appoints Manmohan Singh Bhatia and Amarjit Singh Bhatia as Magi's initial members of the Management Committee.

         Each member of the Management Committee shall devote such time to the business and affairs of the Company as shall be necessary or appropriate to properly conduct such business and affairs in accordance with this Agreement and applicable law. It is expressly understood and agreed that no member of the Management Committee shall be required to devote that member's entire business time to the business and affairs of the Company.

         The Management Committee shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and its Members, including the safe keeping of all Company property and the use thereof for the exclusive benefit of the Company.

         (b) Actions of the Management Committee. At any meeting at which a quorum is

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present, the Management Committee shall act, except as may otherwise be provided herein, upon the unanimous vote of the Management Committee, and such actions shall be binding upon the Members and the Company. Each member of the Management Committee shall have one vote. The presence, by proxy, in person or by telephone, at any regular or special meeting of the Management Committee, of all members of the Management Committee, shall be necessary to constitute a quorum.

         (c) Manager. The members of the Management Committee may from time to time elect one or more "Managers" who shall, to the extent designated by the Management Committee, have the primary responsibility for managing and directing the day-to-day operations of the Company on behalf of the Management Committee. Managers need not be members of the Management Committee. At any time when a Manager is acting, such Manager shall have the exclusive right to exercise all of the discretionary authority granted to the Management Committee under the provisions of this Agreement and all powers of the Management Committee on behalf of the Company, except to the extent, if any, such rights and powers are restricted by the Management Committee when the Manager is appointed or thereafter. Initially, Manager's duties shall include handling all special sales projects (to non-retailers), including book clubs, book fairs, catalogers, party planners, etc; provided, however, that Manager may retain the services of XYZ Distributors ("XYZ"; which may be a division of Futech) to aid such activities, and in which event the Company may enter into a commission or revenue sharing arrangement with XYZ, upon terms and conditions to be agreed to by the members of the Management Committee.

         Any two members of the Management Committee may remove a Manager by providing written notice of the removal to the Manager and the other members of the Management Committee, and the removal shall be effective immediately unless a later effective date is provided for in the notice; provided, however, that said removal move only be done after a meeting of the Management Committee occurs in which said removal is discussed. The appointment of a Manager must be by unanimous decision of the Management Committee. If there shall at any time be more than one person acting as Manager hereunder, then, unless otherwise designated by unanimous vote of the Management Committee, the unanimous approval of said persons shall be required for any act of the "Manager."

         The Manager shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and its Members, including the safe keeping of all Company property and the use thereof for the exclusive benefit of the Company. The Manager shall devote such time and effort as is necessary for the management of the Company in the conduct of its business in an efficient, thorough and businesslike manner, devoting appropriate attention to all matters affecting the conduct of the Company's business.

         The fee, if any, paid to the Manager for acting as Manager hereunder shall be determined by and subject to change from time to time by the unanimous vote of the Management Committee.

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         Manmohan Singh Bhatia is hereby appointed as the initial Manager, to serve so long as he is able and willing to so serve, or until he is replaced or removed pursuant to the terms of this Agreement.

         (d) Meetings of Management Committee. The Management Committee shall meet at least once every year or more frequently as appropriate. Management Committee meetings may be held in person, by telephone conference, or by use of similar communications equipment. Any action required or permitted to be taken by the Management Committee may be taken without a meeting if all of the members of the Management Committee consent thereto in writing.

         Special meetings of the Management Committee may be held upon the call of any member of the Management Committee for any purpose. Written notice of each regular and special meeting shall be sent to each member of the Management Committee not less than twenty-four (24) hours before such meeting. Notice of any meeting need not be given to any member of the Management Committee who shall submit, either before or after the meeting, a signed waiver of notice, or who shall attend the meeting.

         (e) Term of Office of Members of Management Committee. Each member of the Management Committee shall hold office until death, resignation, retirement or removal by the Member that appointed such member of the Management Committee. If a vacancy shall occur in the Management Committee, the Member that appointed such vacating member of the Management Committee may appoint his or her successor by giving written notice thereof to the other Member and the Management Committee. If either Member desires to replace its appointee, such Member may remove or replace such appointee at any time by giving written notice thereof to the other Member and to the Management Committee.

         (f) Compensation of Management Committee. Members of the Management Committee shall not receive any salaries, fees or other compensation from the Company for their service on the Management Committee, except to the extent approved by the unanimous vote of all Members of the Company; provided, however, that nothing in this provision shall prevent the Member that designated the member of the Management Committee from paying said member of the Management Committee compensation or reimbursement from the Member's own funds, and not from the funds of or to be reimbursed by the Company.

         (g) Communications. The members of the Management Committee, and the Manager, shall promptly advise and inform each other of any transaction, notice, event or proposal, other than in the ordinary course of business of the Company, of which they may become aware which directly relates to the management and operation of the Company or to any assets of the Company, to the extent any such matter does or could materially affect, either adversely or favorably, the Company, its business or its assets.

         5.2 MAJOR DECISIONS. Notwithstanding any other provision of this Agreement, no action shall be taken or sum expended or obligation incurred by the Company with respect to

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a matter within the scope of any of the major decisions (the "Major Decisions")
affecting the Company, as defined below, unless such action, expenditure or obligation has been approved in writing by all of the Members of the Company. "Major Decisions" shall be the following:

         (a) Any amendment to this Agreement or the Certificate of Formation of the Company;

         (b) Any act in contravention of this Agreement or any undertaking on behalf of the Company not reasonably related to the purpose of the Company;

         (c) Any act which would make it impossible to carry on the business of the Company, or any act which would violate applicable laws;

         (d) The confession of any judgment against the Company;

         (e) The execution or delivery of any general assignment for the benefit of creditors of the Company;

         (f) The admission of a person as a Member, except as may otherwise expressly be provided for in this Agreement; and

         (g) All other decisions relating to the Company for which this Agreement specifically requires the approval of all Members.

         5.3 MEMBER COMPENSATION. Except as may otherwise be agreed to by all of the Members elsewhere in this Agreement, or elsewhere in writing, no Member shall seek or be paid any compensation for being a Member in this Company or for acting in any management capacity in this Company.

         5.4 REIMBURSEMENT OF EXPENSES. The members of the Management Committee (and Manager(s)) shall be reimbursed by the Company for reasonable direct costs and expenses incurred in performing their responsibilities pursuant to this Agreement, such as airfare lodging and meals (including meals for clients and prospective clients), and incidentals such as parking and tips, all in reasonable amounts, reasonably incurred, while on Company business; provided, however, that such expenses shall not be in excess of the amount customarily paid for like services in the county in which the expenses were incurred, and shall, except for such things as cash tips, be supported by receipts; and provided, further, that expenses exceeding $5,000 in any month for any person shall require the approval of the Management Committee.

         5.5 RELIANCE BY THIRD PARTIES. As between all of the members of the Management Committee (acting on behalf of the Company) and all third parties dealing with the Company and not having actual knowledge (but this provision shall not create a duty in third parties to investigate any member's authority) of any lack of authority of a member, the act or signature of all of the members of the Management Committee shall be necessary and sufficient to convey

                                       9
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title to any property owned by the Company or to execute any promissory notes, trust deeds, mortgages or other instruments of hypothecation, or any other document or instrument (including loans and guaranties of any type), and all of the Members agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same.

         Every contract and other instrument executed by all of the members of the Management Committee shall be conclusive evidence in favor of every person or entity relying thereon or claiming thereunder that at the time of the delivery thereof: (i) this Company was in existence; (ii) this Agreement has not been terminated or canceled or amended in any manner so as to restrict such authority; and (iii) the execution and delivery of such instruments were duly authorized under this Agreement. Any persons or entity dealing with the Company may rely on a certificate signed by all, and only by all, of the members of the Management Committee hereunder:

         (a) As to who are the Members hereunder;

         (b) As to the existence or non-existence of any fact or facts which constitute conditions precedent to acts by the members of the Management Committee or are in any other manner germane to the affairs of this Company;

         (c) As to who is authorized to execute and deliver any instrument or document of the Company;

         (d) As to the authenticity and completeness of any copy of this Agreement and amendments thereto; and/or

         (e) As to any act or failure to act by the Company or as to any other matter whatsoever involving the Company.

The statement of all of the members of the Management Committee that said members are acting in accordance with the provisions of this Agreement shall fully protect all persons dealing with said members. No person paying money or delivering any property to all of the members of the Management Committee need see to its application, and no person dealing with all of the members of the Management Committee shall be obligated to inquire into the terms of this instrument or the necessity or expediency of any act of said members.

Nothing in this Section shall be deemed to alter the rights, obligations, and limitations placed upon the members as among themselves, or upon the members of the Management Committee.

                                   ARTICLE VI

                           ADMINISTRATIVE PROVISIONS

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          6.1 LIMITATION OF LIABILITY. Each Member's liability for the debts and obligations of the Company shall be limited to the maximum extent allowed by law.

         6.2 INDEMNIFICATION BY THE COMPANY. The Members shall perform their duties, if any, under this Agreement with ordinary prudence and in a manner characteristic of businessmen in similar circumstances. However, no Member shall have any liability whatsoever to the Company or to any other Member for loss caused by any act or by the failure to do any act if the loss suffered arises out of a mistake in the business judgment of the Member, or if the Member, in good faith, had determined that the action or lack of action giving rise to the loss was in the best interests of the Company; provided, however, that a Member shall not be released from liability hereunder for any loss caused by the gross negligence, breach of this Agreement, breach of fiduciary duties, or intentional misconduct of such Member or its agents, or for acts outside the Member's authority under this Agreement. The Company, or its receiver or liquidating trustee, shall indemnify, hold harmless and pay all judgments and claims against a Member arising from any of the Member's actions or decisions performed or made in good faith within the scope of the Member's authority under this Agreement, provided that such actions or decisions do not constitute gross negligence, a breach of this Agreement, a breach of fiduciary duties, or intentional misconduct on the part of such Member. This indemnification shall include, without limitation, payment of reasonable attorneys' fees incurred in connection with the defense of any claim or proceeding based on any such action or decision, which attorneys' fees shall be paid as incurred. The Manager and all members of the Management Committee shall be indemnified by the Company to the extent identified above for Members.

         6.3 INDEMNIFICATION BY MEMBERS. Each Member (as "Indemnitor") shall indemnify and hold harmless the Company and the other Members from and against all claims, demands, actions and rights of action which shall or may arise by virtue of anything done or omitted to be done by the Indemnitor (directly or through or by agents, employees or other representatives) which is outside the scope of, or in breach of, the terms of this Agreement, or which constitutes gross negligence, breach of fiduciary duties, or intentional misconduct on the part of such Member. A Member who desires to make a claim against an Indemnitor under this Section shall notify the Indemnitor of the claim, demand, action or right of action which is the basis of such claim, and shall give the Indemnitor a reasonable opportunity to participate in the defense thereof. Failure to give such notice shall not affect the Indemnitor's obligations hereunder, except to the extent of any actual prejudice resulting therefrom. The obligations of the Members under this Section shall survive and be enforceable against them notwithstanding the dissolution or termination of the Company.

         6.4 LOANS. Each of Futech and Magi shall provide the Company with revolving debt in the amount of $500,000.00. The Company, and Futech and Magi, will simultaneously with the execution of this Agreement, execute promissory notes evidencing said indebtedness in the form of "Exhibit 6.4.1" and "Exhibit 6.4.2" attached hereto and hereby made a part hereof, and shall execute and file Uniform Commercial Code Financing Statements evidencing the security interests granted in said notes. The Financing Statements will be filed in the order of priority identified in the first sentence of this Section. All funds borrowed by Company under said promissory notes shall be borrowed in equal amounts from each of the Members. All funds paid by Company in repayment of said promissory notes shall be paid in proportion to the balances owing under said notes. The obligations of the parties under said notes shall be effective on the Contingency Expiration Date (defined in Section 10.1 below).

         Any Company funds not required for the operation of the Company, as determined in the discretion of the Members, shall be paid against the debt described in this Section. No distributions shall be made to any Member unless and until said debt has been fully repaid.

         6.5 BANKING. All Company funds shall be deposited in the Company's name in such bank account or accounts as shall be designated by the Members. All withdrawals therefrom shall be made upon checks signed by a person(s) selected by the Members. The Members currently intend that the Company will have its main banking account(s) in Phoenix, Arizona, and a supplemental account in the State of New York. All receipts will be deposited into the main account. The supplemental account will be funded from the main account as necessary, and will be used for paying day to day expenses not related to the purchase of inventory.

         6.6 BOOKS AND RECORDS.

         (a) The Members shall keep books of account with respect to the business and affairs of the Company, which books shall be maintained at the Company's principal office. All Members shall at all reasonable times have access to such books for inspection and/or copying at the expense of the requesting Member, after reasonable request is made therefor.

         (b) At a minimum, the Company shall keep at its principal place of business the following records:

             (i) A current list of the full name and last known business, residence, or mailing address of each Member, Manager, and member of the Management Committee;

             (ii) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

             (iii) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

             (iv) Copies of the Company's currently effective written Operating Agreement and all amendments thereto, copies of any prior written operating agreement no longer in effect, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years;

             (v) Minutes of every annual, special, and court-ordered meeting of the Members; and

             (vi) Any written consents obtained from Members for actions taken by Members without a meeting, and any written consents obtained from members of the Management Committee for actions taken by the Management Committee without a meeting.

         (c) The Members, at the Company's expense, shall cause annual financial statements to be prepared by an independent accounting firm chosen by the Members. Such statements shall be signed and verified by the Company or its duly authorized agent and copies shall be furnished to each of the Members no later than March 31 following the close of the Company's fiscal year.

         6.7 TAX RETURNS. All federal, state and local income tax returns of the Company required to be filed for any taxable year shall be timely prepared and filed by the Members at the expense of the Company and furnished to the Members as soon as is practical after the end of the taxable year.

         6.8 ACCOUNTING PERIOD. The Company's accounting period shall be the calendar year.

         6.9 LIST OF MEMBERS. Upon written request of any Member, the Company shall provide to such Member a list showing the names, last known addresses and interests of all Members, Managers, and members of the Management Committee.

         6.10 INSURANCE. The Company shall carry and maintain in force such insurance as the Members deem appropriate, the premiums of which shall be a cost and expense of the Company. All such policies of insurance shall name the Company, and, if necessary, all of the Members, as named insureds as their respective interests may appear.

         6.11 EMPLOYMENT OF MEMBERS. All Members, and members of the Management Committee, shall act in the best interests of the Company. The Company may employ a Member or an Affiliate of a Member, and the fact that a Member is directly or indirectly interested in or connected with any Person employed by the Company to render or perform a service, or from which the Company may buy merchandise or other property, shall not preclude the Company from employing such Person or from otherwise dealing with such Person, so long as such employment or interest is fully disclosed to all the Members and approved by all Members, and provided that the expenses associated therewith shall not be in excess of the amounts customarily paid for like services in the county in which the expenses are incurred. Neither the Company nor the Members shall have any rights in or to any income or profits derived from any such transaction with a Member or any such entity in which a Member may have an interest.

                                   ARTICLE VII
                               MEETINGS OF MEMBERS

         7.1 ANNUAL MEETING. An annual meeting of the Members may be held on the second Tuesday of March of each year, or at such other time as shall be determined by the Management Committee, commencing with the year 1998, for the purpose of the transaction of such business as may come before the meeting.

         7.2 SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Member, or by the Management Committee.

         7.3 PLACE OF MEETING. The Members may designate any place, either within or outside the State of Arizona, as the place of meeting for any meeting of the Members; provided, however, that the agreement of all Members shall be required for a meeting to be held outside of the State of Arizona. If no designation is made, or if a special meeting is otherwise called, the meeting shall be held at the principal office of the Company.

         7.4 NOTICE OF MEETING. Except as provided in Section 7.5 below, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Management Committee or person calling the meeting, to each Member entitled to vote at such meeting and to the Management Committee. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at the Member's address as it appears on the books of the Company, with postage thereon prepaid. If transmitted by way of facsimile, such notice shall be deemed to be delivered on the date of such facsimile transmission to the fax number, if any, for the respective Member which has been supplied by such Member to the Company and identified as such Member's facsimile number.

         7.5 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, either within or outside of the State of Arizona, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         7.6 ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

         7.7 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         7.8 MANNER OF ACTING; VOTING. The manner in which Members act for or on behalf of the Company is set out in Section 5.1 and 5.2 above, and elsewhere in this Agreement. Where votes of the Members are required, not acting through the Management Committee, each Unit shall be entitled to one vote.

         7.9 VOTING OF UNITS BY CERTAIN MEMBERS.

         (a) Units belonging to the Company, or to a corporation the majority of the shares of which are held by the Company, shall not be entitled to vote; provided, however, that nothing herein shall be construed as limiting the right of the Company to vote Units held by it in a fiduciary capacity.

         (b) A Member whose Units are pledged shall be entitled to vote such Units until the Units have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the Units so transferred, but only if allowed by the other provisions of this Agreement.

         (c) If Units stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same Units, unless the Company is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the effect of (i) if only one votes, his/her acts bind all, (ii) if more than one votes, the act of the majority so voting binds all, and (iii) if more than one votes, but the vote is evenly split on any one particular matter, each fraction may vote the Units in question proportionally.

         7.10 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the other Members of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         7.11 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member. Action taken under this Section is effective when said Members have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

         7.12 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be the equivalent of the giving of such notice.

                                  ARTICLE VIII
                      DISSOLUTION; TERMINATION; WITHDRAWAL

         8.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of any of the following events:

         (a) The written consent or affirmative vote to dissolve of 100% of the Company Units;

         (b) The entry of a judgment of dissolution by a court of competent jurisdiction or by dissolution by operation of law;

         (c) The acquisition by any one Person of all of the Units of the Company; or

         (d) Upon the occurrence of any event which causes a dissolution of the Company under applicable law, unless the business of the Company is continued by the specific consent of all Members, given within 90 days after such event, and there are at least two remaining Members. Reasonable expenses incurred in the continuation, or attempted continuation, of the Company shall be deemed expenses of the Company.

         8.2 EVENTS NOT CAUSING DISSOLUTION. Except as may otherwise be provided in Section 8.1 above, the Company shall not be terminated or dissolved by the legal incapacity, death, insanity, bankruptcy, withdrawal or expulsion of any Member, by the assignment of any Member of that Member's Units, or by the admission of a new Member, or the admission of any additional or substitute Member or Manager, but the Company shall continue thereafter as the Company with the remaining Members and any new Members.

         As used in this Section, the term "bankruptcy" shall mean: (i) the voluntary filing of a petition in bankruptcy or petition pursuant to any insolvency act; (ii) the making of an assignment for the benefit of creditors;
(iii) giving consent to the appointment of a receiver, liquidator, custodian, or trustee for the whole or any substantial part of the property of the Member;
(iv) the voluntary filing of a petition or answer seeking or consenting to reorganization under Chapter 11 of Title 11 of the United States Code or state insolvency statutes; (v) the appointment, by order of a court of competent jurisdiction, of a receiver, liquidator, custodian, or trustee for a Member for the whole or any substantial part of his or her property, which appointment shall not have been discharged within sixty (60) consecutive days thereafter; (vi) the institution against a Member of any proceeding under Chapter 11 of Title 11 of the United States Code or any amendment or successor thereto or under any other applicable law or statute of the United States or any state (including state insolvency statutes), which proceedings shall not have been dismissed within sixty (60) consecutive days after the institution thereof; or (vii) if an insolvency petition is filed against a Member and an order for relief is directed under Chapter 11 of Title 11 of the United States Code.

         8.3 WINDING UP. In the event of dissolution without continuance, and final termination of the Company:

                  (a) The Members shall:

                           (i) Wind up the affairs of the Company;

                           (ii) Subject to subparagraph (d) below, sell all
                  Company assets as promptly as is consistent with obtaining, insofar as is possible, the fair value thereof; and

                           (iii) After paying all liabilities (including all
                  costs of dissolution), and subject to the right of the Members to set up cash reserves to meet Company liabilities, distribute the remaining Company assets to the Members pursuant to the relevant provisions of this Agreement.

                  (b) The Members shall continue to share profits and losses during the period of liquidation in the same proportions as before dissolution. The proceeds from liquidation of Company assets shall to the extent allowed by law be applied as follows in the following order of priority:

                           (i) To secured creditors of the Company;

                           (ii) To unsecured creditors of the Company;

                           (iii) To Futech in reimbursement of its capital
                  contributions made under Section 10.3 below; provided, however, that such reimbursement shall be in the form of a cash repayment equal to the value of the capital contribution advanced by Futech under Section 10.3 below at the date of such advance.

                           (iv) To the Members in the amounts of and in
                  proportion to positive balances in their capital accounts; and

                           (v) To the Members in accordance with Units owned.

                  (c) In the event a distribution of Company property in kind is made, such property shall either: (i) be transferred and conveyed to the Members or their assigns so as to vest in each of them, as tenants-in-common, a percentage interest in the whole of said property equal to the percentage interest the Members would have received had the foregoing property not been distributed in kind; or (ii) be transferred and conveyed to the Members on an asset-by-asset determination, as determined by the Members.

                  (d) Notwithstanding anything to the contrary in this Agreement, upon a liquidation of the Company (for tax or state law purposes), if any Member has a negative capital account balance (after giving effect to all contributions, distributions, allocations and other capital account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company, and the negative balance of such Member's capital account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

                  (e) All documents and records of the Company, including without limitation all financial records, vouchers, canceled checks, and bank statements, shall upon termination of the Company be delivered to a person selected by the Members. Unless otherwise approved by the other Members, such person shall retain such documents and records for a period of not less than seven (7) years and shall make such documents and records available during normal business hours to the Members for inspection and copying at such Member's cost and expense. In the event a Member for any reason ceases, as provided in this Agreement, to be a Member at any time prior to termination of the Company, and the Company is continued without such withdrawing, defaulting, or selling Member, such documents and records of the Company up to the date of the termination of the withdrawing Member's interest shall be maintained by the Company for a period of not less than seven (7) years thereafter; provided, however, that if there is an audit or threat of audit, such documents and records shall be retained until the audit is completed and any tax liability is finally determined. The documents and records shall be available for inspection, examination, and copying by the withdrawing, defaulting, or selling Member upon reasonable notice. Notwithstanding the foregoing, the Company may destroy Company records prior to the expiration of the time periods described above in this paragraph if it is not necessary to retain said records for tax or other purposes.

         8.4 MEMBER WITHDRAWALS. No Member shall, without the prior written consent of all of the Members (which consent may be withheld for any or no reason), be entitled to withdraw from the Company, or cease to be a Member of the Company, except upon dissolution of the Company and as specifically provided otherwise in this Agreement, and each Member covenants not to withdraw from the Company. This shall be true notwithstanding any other provision of this Agreement, including without limitation the provisions appearing below in this
Section 8.4. Any attempted withdrawal shall be a violation of this Agreement and the Member attempting to withdraw shall be liable to the Company for all damages resulting from or otherwise relating to the attempted withdrawal.

         If the Company dissolves and winds up its business affairs as a result of the withdrawal of the Member, any distributions to which the withdrawn Member is entitled under this Agreement shall be reduced by the damages incurred by the Company and/or its Members as a result of the withdrawal, and the withdrawn Member and his/her personal representatives, successors and assigns shall have only the rights of an assignee of the withdrawn Member's interest in the Company.

         If the business of the Company is continued following the withdrawal of the Member, the withdrawn Member and said Member's successors and assigns shall have only the rights of an assignee of the withdrawn Member's interest, and shall not be entitled to any allocations or distributions as a result of the withdrawal, but instead shall be entitled only to distributions which would have been made to the Member had the Member not withdrawn from the Company; provided, however, that the Company may, in the Company's discretion, distribute to the withdrawn Member as complete payment for said Member's interest in the Company, the value of the withdrawn Member's interest in the Company, reduced however by the damages incurred by the Company and/or its Members as a result of the withdrawal, and the value of any goodwill of the Company shall be excluded in determining the value of the withdrawn Member's interest in the Company. The Company may defer payment of the amount so payable to the withdrawn Member for such a period of time as is necessary or appropriate to prevent unreasonable hardship to the Company, and in said event, the withdrawn Member shall be entitled to request that the Company secure the deferred payment by agreed upon collateral, and in the event the parties cannot agree upon the collateral to be pledged, the collateral may be determined by a court of competent jurisdiction.

                                   ARTICLE IX
                    TRANSFERS BY MEMBERS; ADDITIONAL MEMBERS

         9.1 TRANSFER RESTRICTIONS.

                  (a) Notwithstanding any other provision of this Agreement, no Member shall be entitled to transfer, assign or encumber all or any portion of the Member's interest in the Company without the prior written consent (which may be withheld for any reason or no reason) of all of the Members. Any unauthorized attempt to so transfer or encumber a Member's interest shall be void. The granting of consent to any transfer or encumbrance in one or more instances shall not limit or waive the need for such consent in any other or subsequent instances. The transferor shall pay all costs and expenses of the Company, including attorney's fees and costs, associated with a transfer or encumbrance, or requested transfer or encumbrance of a Member's Units.

                  (b) In the event a Member at any time transfers or attempts to transfer the Member's interest in the Company in violation of the provisions of this Agreement, then the Company shall be entitled in addition to all rights and remedies at law and in equity, to a decree or order restraining and enjoining such transfer. The offending Member shall not plead in defense that there is an adequate remedy at law, it being hereby expressly acknowledged and agreed that damages at law shall be an inadequate remedy for a breach or threatened breach of the provisions concerning transfer set forth in this Agreement.

         9.2 ADDITIONAL UNITS; ADDITIONAL MEMBERS. No additional Units will be issued to Members without the prior written consent of all Members, and no additional Members will be admitted to the Company without the prior written consent of all Members.

         9.3 INVOLUNTARY ASSIGNMENTS.

                  (a) In the event a Member's interest is taken or disturbed by levy, foreclosure, charging order, execution, or other similar proceeding, the Company shall not dissolve. The assignee of the Member's interest shall in no event have any right to interfere in the management or the administration of the Company business or affairs or to act as a Manager or to become a substituted Member except as may otherwise be expressly provided for herein to the contrary. The assignee shall only have the right to receive distributions attributable to the Member's interest in the Company, if and to the extent any are made, along with allocations of profits and losses attributable to the Member's interest in the Company in accordance with the allocation provisions set out in this Agreement.

                  (b) Any person or entity to which an interest in the Company is assigned pursuant to the provisions of the bankruptcy code shall be deemed without further act to have assumed all of the obligations arising under this Agreement and relating to the interest assigned. Upon demand any such assignee(s) shall execute and deliver to each other party to this Agreement an instrument confirming such assumption. Failure to deliver such instrument shall, at the election of the Company, be deemed a default hereunder by the assignee.

                                    ARTICLE X

                      CONTINGENCIES; TRANSFERS; OPERATIONS

         10.1 CONTINGENCIES TO THESE TRANSACTIONS. This Agreement is signed prior to satisfaction of the contingencies identified below. This Agreement is binding upon the parties once signed, but performance by the parties of their obligations under this Agreement, including their obligations to make any capital contributions, other than those shown on "Exhibit 2.1" attached hereto, or any loans, are conditional upon prior satisfaction of the following conditions:

                  (i) The closing by Futech of its contemplated Private Placement Offering, or other financing acceptable to Futech; and

                  (ii) The closing of the transactions wherein Futech, or its successor, purchases the businesses of XYZ Distributors and Premier Publishing.

If the foregoing conditions are not satisfied by April 30, 1998, this Agreement and the agreements which are Exhibits hereto shall be terminated for all purposes at the written election to so terminate made by any Member by notice given to the other Member. The date the contingencies above are satisfied, or waived by all Members in writing, is referred to in this Agreement as the "Contingency Expiration Date".

         Notwithstanding the foregoing, if this Agreement terminates as called for the previous paragraph, then Futech shall reimburse Magi for Magi's out-of-pocket costs, not exceeding $20,000.00 total, incurred to establish a New York office, including travel expenses incurred to interview prospective employees.

         10.2 FUTECH PURCHASE OF NAME AND LOGO FROM MAGI. Immediately after the Contingency Expiration Date, Futech shall purchase from Magi, and Magi shall sell to Futech, all rights to use the Little Tiger Press imprint, logo, trademark, and tradename (hereinafter collectively the "Mark") for use in, and only in, the North America. At the time of the transfer, Magi shall execute and deliver to Futech any and all documents necessary to accomplish the transfer, including without limitation a bill of sale and an assignment of all North American federal and local registrations of the Mark, in form satisfactory to Futech. The Mark shall be transferred free and clear of any and all liabilities or encumbrances.

         The purchase price paid by Futech to Magi shall be payable immediately at the time of the transfer, and shall be $350,000.00 in cash and $350,000.00 of Futech stock, valued as of the Contingency Expiration Date. Said Futech stock shall be unregistered stock subject to all restrictions required by law, and subject to such reasonable restrictions as are required by Futech's underwriter, and will be subject to a Registration Rights Agreement in the form of Exhibit "10.2" attached hereto and hereby made a part hereof. Payment by Futech of said purchase price shall automatically and without further action constitute a transfer of the Mark in accordance with this Section, but notwithstanding such automatic transfer, Magi agrees to execute any and all documents necessary or appropriate to consummate, or otherwise in connection with, said transfer.

         As of the date of this Agreement, and the date the transfer of the Mark occurs, Magi hereby represents and warrants the following regarding the Mark:

                  (i) There are no claims pending or threatened by or against Magi alleging any improper use or infringement by Magi or any third person relating in any manner to the Mark;

                  (ii) Magi owns the Mark free and clear of any and all liabilities or encumbrances of any type or nature, and has the capacity and authority to transfer the Mark as set forth in this Section; and

                  (iii) Magi has sole and exclusive right to use the Mark in the United States, and has not granted any rights to use the Mark in any manner to any person or entity.

         The parties acknowledge that Magi has filed applications for U.S. and Canadian registrations of the Mark, but the applications are pending. Magi expects registration of the Mark to be completed shortly. If the Mark is not by the Contingency Expiration Date registered in the U.S. and Canada without restriction, or is not saleable by Magi to Futech without restriction, then: (i) Futech shall not be obligated to purchase the Mark as called for herein, and/or
(ii) Futech may elect not to proceed with the transactions identified in this Agreement, and if Futech so elects not to proceed, the Company shall be liquidated.

         10.3 FUTECH'S CONTRIBUTION TO THE COMPANY OF THE NAME AND LOGO. Immediately after the transfer of the Mark to Futech as described in Section
10.2 above, and effective automatically upon the consummation of the transfer, Futech shall contribute the Mark to the Company as an additional capital contribution. Futech makes no warranty, express or implied, as to the use, validity or enforceability of the Mark. Futech will transfer to the Company whatever rights it received from Magi under Section 10.2 above, and only those rights.

         For the sake of convenience, instead of preparing two sets of transfer papers, transferring the Mark to Futech under Section 10.2 above and then to this Company under this Section, the transfer papers will transfer the Mark directly from Magi to this Company.

         10.4 COMPANY'S USE OF MAGI ADDRESS AND FACILITIES. The Company shall be entitled to use Magi's London, England address, telephone number and fax number in and on identification materials of the Company (for example, letterhead). Any Company communications received by Magi shall immediately be forwarded to the Company at the Company's principal place of business as identified in Section
1.4 above. Magi shall further provide the Company's representatives with use of Magi's London, England facilities, at no cost to the Company, from time to time to the extent necessary for the business operations of the Company; provided, however, that said use shall be at the convenience of Magi and Magi shall not under this provision be obligated to provide any specific facilities at any specific times, or for any specific amount of time, the intention of the parties being that, other than the use of the facilities as a mail recipient, the Company's use of Magi's facilities shall be solely at the convenience and discretion of Magi.

         10.5 CONSULTING AGREEMENT WITH MANMOHAN SINGH BHATIA. Simultaneously with the execution of this Agreement, the Company and Manmohan Singh Bhatia shall enter into a Consulting Agreement in the form of "Exhibit 10.5.1" attached hereto and hereby made a part hereof, and a Confidentiality Agreement in the form of "Exhibit 10.5.2" attached hereto and hereby made a part hereof, which Agreements are to become effective immediately after the Contingency Expiration Date, with compensation and other benefits under the Consulting Agreement commencing on said effective date. If the Internal Revenue Service or any other taxing authority determines that Manmohan Singh Bhatia is an employee for tax purposes and not an independent contractor, then Manmohan Singh Bhatia shall reimburse the Company for any and all taxes, interest, penalties and other charges and costs incurred by Company as a result thereof (including but not limited to legal and accounting fees relating to an audit on said issue), the parties intending that Manmohan Singh Bhatia is to bear all costs associated with the difference between Manmohan Singh Bhatia being an employee and him being an independent contractor of Company.

         10.6 This Section is reserved.

         10.7 CO-PUBLISHING AGREEMENT WITH MAGI FOR U.K. MATERIALS. Simultaneously with the execution of this Agreement, the Company and Magi shall enter into a Co-Publishing Agreement in the form of "Exhibit 10.7" attached hereto and hereby made a part hereof, allowing, among other things, the Company the right to co-publish with Magi certain U.K. published materials. The Co-Publishing Agreement includes the 1998 Spring and Fall front list, and its pricing. Said agreement shall go into effect immediately and automatically on the Contingency Expiration Date, but not before.

         10.8 CO-PUBLISHING AGREEMENT WITH MAGI FOR U.S. MATERIALS. Simultaneously with the execution of this Agreement, the Company and Magi shall enter into a Co-Publishing Agreement in the form of "Exhibit 10.8" attached hereto and hereby made a part hereof, allowing, among other things, Magi the right to co-publish with the Company certain U.S. published materials. Said agreement shall go into effect immediately and automatically on the Contingency Expiration Date, but not before.

         10.9 DISTRIBUTION AGREEMENT WITH XYZ. Simultaneously with the execution of this Agreement, the Company and XYZ Distributors shall enter into a Distribution Agreement in the form of "Exhibit 10.9" attached hereto and hereby made a part hereof, calling for, among other things, XYZ Distributors to handle certain warehousing, distribution and billing for the Company. The Distribution Agreement includes the 1998 Spring and Fall front list, and its pricing. Said agreement shall go into effect immediately and automatically on the Contingency Expiration Date, but not before.

         10.10 COMPANY'S OPTION REGARDING FORMATION OF LTP-UK. The intent is for the Company originally to sell the US materials published by the Company in Europe using Magi as the distributor (see Section 10.8 above). The parties hereby agree that the Company shall have the option to do its own distribution of U.S. materials in Europe or to form, or the Members of this Company may form, a new entity to accomplish such distribution. If a new company is formed, it will be formed using governing documents with the same format as those of the Company, with ownership being 50% in Futech and 50% in Magi, with capital contributions and loan commitments to be determined by the parties, with Magi to sell to the operating company, without additional compensation, the right to use the name "Little Tiger Press" in Europe and elsewhere world-wide, and with no obligation of the parties currently to agree at the time as to the terms of any employment agreement for any person.

         10.11 POTENTIAL FUTURE MERGER WITH MAGI OPERATIONS. The Members agree to consider a possible merger of this Company, Magi, the company if any formed for marketing the Company's U.S. Materials in Europe as described in Section
10.10 above, and other related entities. This provision is merely a statement of the current intent of the parties to discuss the matter, and the Members agree that this provision does not create any binding obligations on the part of the parties with respect to any such merger, or set out any terms or conditions relating thereto.

         10.12 OVERHEAD REIMBURSEMENT TO FUTECH. The Company shall reimburse Futech for all direct out-of-pocket costs incurred by Futech in connection with the Company, including costs incurred in connection with accounting and other administrative services, and will pay Futech an overhead reimbursement fee equal to five percent (5%) of said reimbursed costs. Said amounts shall be paid to Futech monthly within fifteen (15) days after invoiced by Futech.

                                   ARTICLE XI

                                   AMENDMENTS

         This Agreement may be amended only in writing, and only by all Members.

                                   ARTICLE XII

                                OTHER PROVISIONS

         12.1 OTHER INTERESTS OF A MEMBER

         (a) Notwithstanding any other provision of this Agreement, during the term of this Agreement as it applies to each Member and for a period of two (2) years thereafter, no Member shall, without the prior written consent of the Company and all of the other Members, which consent may be withheld for any reason, directly or indirectly, own, manage, operate, control, be employed by, participate in, render services to, make loans to, or be connected in any manner with the ownership, management, operation, or control of any business conducting in North America a business publishing hard cover books, soft cover books, board books, or flap books. (The Company will/may publish other book formats, but Magi and Futech may also publish those formats). Notwithstanding the foregoing, Magi and/or Futech may publish any individual book which the Company expressly elects not to publish.

         Notwithstanding any other provision of this Agreement, during the term of this Agreement as it applies to Futech, and for a period of two (2) years thereafter, Futech shall not, without the prior written consent Magi, which consent may be withheld for any reason, directly or indirectly, own, manage, operate, control, be employed by, participate in, render services to, make loans to, or be connected in any manner with the ownership, management, operation, or control of any business conducting in Europe a business publishing hard cover books, soft cover books, board books, or flap books. Futech will/may publish other book formats in Europe. Notwithstanding the foregoing, Futech may publish in Europe any individual book which the Company expressly elects not to publish there.

                  In the event of any actual or threatened breach of the provisions of this paragraph, any party hereto shall be entitled to an injunction restraining the actual or threatened breach. The parties further agree that should any Member violate the provisions of this subparagraph (a), the violating party: (i) shall be liable to the Company for, in addition to any amounts pursuant to other remedies available against that party, two (2) times the greater of the amount of profit earned by the violating party as a result of the violation and the amount of profit which would have been earned by the Company from the activities causing the violation had the Company conducted said activities, plus interest on said greater amount from the date of the violating activities until paid, as liquidated damages for only the Company's loss of potential profits; and (ii) shall be in default of this Agreement. Said interest shall be calculated at the lesser of (i) eighteen percent (18%) per annum, and
(ii) the highest rate of interest permitted by applicable law. Nothing in this paragraph shall be construed as prohibiting any party from pursuing any other available remedies for such breach or threatened breach, including pursuing a recovery for damages. The parties agree that the liquidated damages provisions set out above do not constitute a penalty, but rather reflect the estimate of the parties as to the actual damages, including loss of profits, the Company might or is likely to incur in the event of a violation of the restrictions appearing herein.

         Notwithstanding any other provision of this Agreement, the parties acknowledge that Magi currently operates a publishing business operating in the United Kingdom. Magi shall be entitled to operate said business unrestricted by this Agreement, except that Magi shall not publish in North America in violation of this Agreement hard cover books, soft cover books, board books, or flap books. Notwithstanding any other provision of this Agreement, the parties acknowledge that Futech currently operates a publishing business operating in the United States. Futech shall be entitled to operate said business unrestricted by this Agreement, except that Futech shall not publish in North America in violation of this Agreement hard cover books, soft cover books, board books, or flap books.

         (b) All Members agree that, within ten (10) days after any Member is no longer a Member of the Company and is no longer employed by the Company, such Member shall return to the Company all notes, documents, models, samples, catalogs, price books, customer cards, forms, lists, and invoices received in connection with the business of the Company, and all other documents and things relating to the Company, and all copies thereof, along with a complete list of all accounts and prospective accounts, including names, addresses, persons contacted, buying habits, and pending transactions.

         (c) The parties acknowledge and agree that the restrictions contained herein, including but not limited to the time period and geographical area restrictions, are fair and reasonable and necessary for the successful operation of the Company, that violation of any of them would cause irreparable injury, and that the restrictions contained herein are not unreasonably restrictive of any party's ability to earn a living. If the scope of any restriction in this
Section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and all parties hereto consent and agree that such scope may be modified judicially or by arbitration in any proceeding brought to enforce such restriction. The parties hereto acknowledge and agree that remedies at law for any breach or violation of the provisions in this Section would alone be inadequate, and agree and consent that temporary and permanent injunctive relief may be granted in connection with such violations, without the necessity of proof of actual damage, and such remedies shall be in addition to other remedies and rights the parties may have at law or in equity. The parties agree that no party shall be required to give notice or post any bond in connection with applying for or obtaining any such injunctive relief.

         (d) The parties acknowledge and agree that the covenants in this Section shall be construed as an agreement independent of any other provision of this Agreement so that the existence of any claim or cause of action by a Member against the Company or any other Member, whether predicated on this Section or otherwise, shall not constitute a defense to the enforcement of this Section.

         12.2 PARTITION. The interest of each Member in the Company shall be personal property for all purposes. All property and interests in property, whether real or personal, owned by the Company shall be deemed owned by the Company as an entity, and no Member, individually, shall have any ownership of such property or interest owned by the Company except as a Member in the Company. Each of the Members irrevocably waives, during the term of the Company and during any period of its liquidation following dissolution of the Company, any right that such Member may have to maintain an action for partition with respect to any of the assets of the Company.

         12.3 NOTICES. All notices, requests, statements, or other communications required or permitted to be given or furnished hereunder to a Member or the Company shall be in writing and shall be deemed to have been properly given and made if hand-delivered or sent by registered or certified mail, postage prepaid, addressed to the Member (if notice is to the Member) at the Member's address set forth on the attached Exhibit "A", or at such other address or addresses as a Member may from time to time designate by notice to all of the other Members, or the last known address of the Member reflected on the Company's records, or to the Company (if the notice is to the Company) at its principal place of business as set forth herein and as subsequently changed, and shall be deemed effective and sufficiently given or made at the time delivered or, if mailed, three days after the same is deposited in any post office or branch post office regularly maintained by the United States Government. Rejection or other refusal to accept, or the inability to deliver because of change in address of which no notice was given to the Company, shall be deemed to be receipt of the notice.

         12.4 VALIDITY. If any portion of this Agreement shall be held invalid or inoperative, then insofar as it is reasonable and possible, the remainder of this Agreement shall be considered valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative.

         12.5 HEADINGS. The headings of the Articles and Sections in this Agreement are for convenience of reference only, and shall not affect the meaning or construction hereof.

         12.6 GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Arizona, without giving effect to the conflict of laws rules thereof.

         12.7 JURISDICTION. The courts of the State of Arizona shall have the sole and exclusive jurisdiction in any case or controversy arising under this Agreement or by reason of this Agreement. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Agreement shall be either in Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and for this purpose each party to this Agreement (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction of such courts.

         12.8 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, successors and assigns.

         12.9 RIGHTS AND REMEDIES. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Members shall not preclude or waive his/her right to use any or all other remedies. The rights and remedies of the Members under this Agreement shall not be mutually exclusive. The exercise of one or more of the provisions shall not preclude the exercise of any of the other provisions of this Agreement. Each of the Members acknowledges and confirms that the respective rights and obligations of the Members shall be enforceable by specific performance, injunction or other equitable remedy. Nothing in this Section is intended to, nor shall it limit any rights at law or by statute or otherwise of any aggrieved Member as against another for a breach or threatened breach of any provision of this Agreement.

         12.10 WAIVER. No consent or waiver, express or implied, by a Member to or of any breach or default by any other Member in the performance by such Member of its obligations under this Agreement shall be deemed or construed to be a consent or waiver of any other breach or default in the performance by such Member of the same or any other obligations of such Member. Failure on the part of a Member to complain of any act or failure to act of another Member or to declare such Member in default, irrespective of how long such failure continues, shall not constitute a waiver. The giving of consent by a Member in any one instance shall not limit or waive the necessity to obtain such Member's consent in any future instance. No waiver by any Member of any provision or any breach of any provision of this Agreement shall constitute a waiver of any other provision or any other or future breach of this Agreement.

         12.11 COUNTERPARTS. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original agreement, and all of which shall constitute one agreement by each of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

         12.12 ADDITIONAL ACTS. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as any party may reasonably require to consummate, evidence, or confirm the agreement contained herein in the manner contemplated hereby.

         12.13 CONSTRUCTION. This Agreement shall be construed in accordance with its fair meaning, and neither for nor against the drafting party.

         12.14 INTEGRATION. This Agreement constitutes the entire agreement among the Members and supersedes all agreements, representations, warranties, statements, promises, and understandings, whether oral or written, with respect to the subject matter of this Agreement. Neither the Company nor any Member shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement.

         12.15 TIME IS OF ESSENCE. Time is expressly made of the essence of each and every provision of this Agreement.

         12.16 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         12.17 ATTORNEYS' FEES AND COSTS. In the event of any litigation or other proceeding concerning this Agreement, the prevailing party(s) shall be entitled to recover its costs, reasonable attorneys' fees, and other reasonable expenses.

         12.18 EXPENSES. All expenses incurred by any party to this Agreement in connection with this transaction, including but not limited to legal expenses and the cost of any investigations made by the parties, shall be borne by the party which incurred the expense.

         12.19. PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Futech determines. Unless consented to by Futech in advance or required by legal requirements, prior to the Contingency Expiration Date, Magi shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person.

         DATED the date first hereinabove written.

                   MEMBERS: FUTECH Educational Products, Inc., an Arizona corporation

                                        By /s/ Vincent W. Goett
                                           ------------------------------
                                           Vincent W. Goett, CEO

                                        Magi Publications, a partnership

                                        By /s/ Mammohan Singh Bhatia
                                           ------------------------------
                                           Mammohan Singh Bhatia, Partner

ACCEPTED AND AGREED TO as of the date first
hereinabove written, as Section 10.5 above,
by:

/s/ Mammohan Singh Bhatia
------------------------------
Mammohan Singh Bhatia, Partner

                                  "EXHIBIT 2.1"

To Operating Agreement of Little Tiger Press USA, L.L.C., dated January 5, 1998.

                                                                          INITIAL CAPITAL
NAME AND ADDRESS                               NUMBER OF UNITS             CONTRIBUTION
----------------                               ---------------            ---------------
MEMBERS:
Futech Educational Products, Inc.                  100,000                     $10.00
Attn: Vincent W. Goett
2999 North 44th Street, Suite 225
Phoenix, Arizona 85018-7247

Magi Publications                                  100,000                     $10.00
Attn: Manmohan Singh Bhatia
22 Manchester Street
London W1M 5PG, England
                                                  --------                     ------
     TOTAL                                         200,000                     $20.00
                                                  ========                     ======

                                  EXHIBIT 6.4.1

                        MULTIPLE ADVANCE PROMISSORY NOTE

$500,000.00                                               As of January 5, 1998
                                                               Phoenix, Arizona

THIS NOTE is made as of the date stated above by Little Tiger Press USA, L.L.C., a New York limited liability company ("Maker") to the order of Futech Educational Products, Inc., an Arizona corporation ("Payee").

         1. PAYMENT. For value received, Maker promises to pay, as hereinafter set forth, without offset, such principal sum, up to a maximum of Five Hundred Thousand Dollars ($500,000.00), as the holder hereof may advance to or for the benefit of the undersigned, together with interest to the date paid on a daily basis for the actual number of days any portion of said principal is outstanding, calculated at the publicly announced prime rate of interest of Bank One, Arizona, N.A., as such prime rate may be adjusted from time to time during the time period this loan is outstanding.

         Principal and interest are payable in lawful money of the United States of America at 2999 North 44th Street, Suite 225, Phoenix, Arizona 85018-7247, or at such other address as the holder hereof may from time to time designate in writing, interest only payable monthly on the first day of each month, commencing on the first day of the first calendar month after the date funds are first advanced under this Note, with the full outstanding principal payment due and payable in full on December 31, 2002.

         If requested by the holder of this Note at any time, Maker shall pay payments due hereunder by cash, cashiers check, or money order only, and payments in other forms may, in the holder's discretion, be refused and not accepted.

         All payments hereunder shall be applied first to interest and then to principal. The unpaid balance of this obligation at any time shall be the total amount advanced hereunder by the holder(s) hereof plus accrued interest added to principal, less the amount of payments made hereon by or for Maker, which balance may be endorsed hereon from time to time by the holder hereof.

         Payee agrees to loan Maker amounts requested by Maker from time to time up to the maximum amount specified in the first paragraph of this Section 1.

         2. PREPAYMENT. Maker has the privilege, at any time, to prepay the whole or any part of the unpaid balance hereof without penalty or forfeiture.


                                                      EXHIBIT 6.4.1, PAGE 1 OF 4

         3. INTEREST. All interest payable pursuant to this Note shall be computed on the basis of a 360-day year. In no event shall the aggregate of the interest herein provided to be paid over the contractual term of the loan exceed the highest rate to which a borrower and lender may agree in writing under the laws of the State of Arizona.

         4. DEFAULT. If the principal due under this Note, or under any mortgage, deed of trust, security agreement, or other agreement between Maker and Payee pertaining to the indebtedness evidenced hereby shall not be paid within ten (10) days after it first becomes due, or if Maker fails to comply with all of the other terms and conditions of this Note or any instrument securing this Note, and such failure shall continue for twenty (20) days after notice thereof is given to Maker, then the entire principal sum, accrued interest, and all other amounts due hereunder shall, at the option of Payee, become immediately due and payable without further notice.

         5. COLLECTION COSTS. Maker agrees to reimburse Payee for all costs and expenses, including without limitation, all reasonable attorneys' fees incurred in the enforcement or collection of this Note or any judgment obtained hereon.

         6. WAIVER, CONSENT, ETC. Except as may be expressly provided to the contrary in this Note, Maker, sureties, guarantors, and endorsers hereof agree to be jointly and severally bound, severally waive any homestead or exemption rights against said debt, severally waive diligence, demand, presentment for payment, protest, protest and demand, notice of protest, notice of nonpayment, notice of default, notice of acceleration, and all other notices and demands of any kind. Maker, sureties, guarantors and endorsers hereof hereby severally consent to the extension of time for payment of this Note or any installment hereof, any modification hereof, release from liability of any maker, endorser, or any other person or entity at any time liable for the payment hereof, and the modification or release of any collateral at any time held as security for this Note, without notice and without affecting the liability of any maker, guarantor, surety or endorser. Maker further waives, to the extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

         Delay or failure in exercising any of Payee's rights or options hereunder shall not constitute a waiver thereof, and any waiver of any rights or options hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. By accepting payment of any sum hereunder after its due date, the holder hereof shall not waive its rights either to require prompt payment when due of all other sums hereunder or to declare a default for failure to make prompt payment. No waiver by the holder of this Note shall be effective unless it is in writing and signed by such holder.

         7. SEVERABILITY. If any provision of this Note or any application of such provision shall be declared by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other application of such provision nor the balance of the provisions hereof which shall, to the fullest extent possible, remain in full force

                                        2            EXHIBIT 6.4.1, PAGE 2 OF 4
and effect, and such court shall reform such unenforceable provision so as to give maximum permissible effect to the intentions of the parties as expressed therein.

         8. SECURITY. As security for Maker's performance under this Note, Maker hereby grants Payee a security interest in any and all assets now owned or hereafter acquired by Maker. In the event of default by Maker hereunder, Payee shall have all rights with respect to such collateral as are available to a secured party under the Uniform Commercial Code in the State of Arizona, as the same may from time to time be changed. Maker agrees to execute and deliver to Payee and pay the costs of recording financing statements evidencing this security agreement and other documents necessary or appropriate to perfect this security interest, and Maker hereby irrevocably appoints Payee as Maker's attorney-in-fact for the purpose of executing and filing said financing statements. Maker shall reimburse Payee for all reasonable costs associated with such filings.

         9. MISCELLANEOUS. The provisions of this Note shall be binding upon Maker and Maker's personal representatives, successors and assigns, and shall inure to the benefit of Payee and Payee's successors and assigns. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Arizona. The courts of the State of Arizona shall have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Note or by reason of this Note. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Note shall be only in either Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and for this purpose each party to this Note (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction and venue of such courts. This Note shall be construed according to its fair meaning and neither for nor against the drafting party. Time is of the essence of this Note and each and every term and provision hereof.

         DATED the date first hereinabove written.

                                        Little Tiger Press USA, L.L.C.,
                                        a New York limited liability company

                                        By: Futech Educational Products, Inc.,
                                            an Arizona corporation, Member

                                        By
                                           ------------------------------------
                                           Vincent W. Goett, CEO

                                        By: Magi Publications, a Partnership

                                        By
                                           ------------------------------------
                                           Manmohan Singh Bhatia, Partner



                                        3            EXHIBIT 6.4.1, PAGE 3 OF 4

ACCEPTED AND AGREED TO
as of the date first shown above, by
the undersigned Payee:

Futech Educational Products, Inc.,
an Arizona corporation

By
   ------------------------------------
    Vincent W. Goett, CEO

                                        4            EXHIBIT 6.4.1, PAGE 4 OF 4

                                  EXHIBIT 6.4.2

                        MULTIPLE ADVANCE PROMISSORY NOTE

$500,000.00                                               As of January 5, 1998
                                                               Phoenix, Arizona

         THIS NOTE is made as of the date stated above by Little Tiger Press USA, L.L.C., a New York limited liability company ("Maker") to the order of Magi Publications, a Partnership ("Payee").

         1. PAYMENT. For value received, Maker promises to pay, as hereinafter set forth, without offset, such principal sum, up to a maximum of Five Hundred Thousand Dollars ($500,000.00), as the holder hereof may advance to or for the benefit of the undersigned, together with interest to the date paid on a daily basis for the actual number of days any portion of said principal is outstanding, calculated at the publicly announce prime rate of interest of Bank One, Arizona, N.A., as such prime rate may be adjusted from time to time during the time period this loan is outstanding.

         Principal and interest are payable in lawful money of the United States of America at 22 Manchester Street, London W1M 5PG, England, or at such other address as the holder hereof may from time to time designate in writing, interest only payable monthly on the first day of each month, commencing on the first day of the first calendar month after the date funds are first advanced under this Note, with the full outstanding principal payment due and payable in full on December 31, 2002.

         If requested by the holder of this Note at any time, Maker shall pay payments due hereunder by cash, cashiers check, or money order only, and payments in other forms may, in the holder's discretion, be refused and not accepted.

         All payments hereunder shall be applied first to interest and then to principal. The unpaid balance of this obligation at any time shall be the total amount advanced hereunder by the holder(s) hereof plus accrued interest added to principal, less the amount of payments made hereon by or for Maker, which balance may be endorsed hereon from time to time by the holder hereof.

         Payee agrees to loan Maker amounts requested by Maker from time to time up to the maximum amount specified in the first paragraph of this Section 1.

         2. PREPAYMENT. Maker has the privilege, at any time, to prepay the whole or any part of the unpaid balance hereof without penalty or forfeiture.

                                                      EXHIBIT 6.4.2. PAGE 1 OF 4

         3. INTEREST. All interest payable pursuant to this Note shall be computed on the basis of a 360-day year. In no event shall the aggregate of the interest herein provided to be paid over the contractual term of the loan exceed the highest rate to which a borrower and lender may agree in writing under the laws of the State of Arizona.

         4. DEFAULT. If the principal due under this Note, or under any mortgage, deed of trust, security agreement, or other agreement between Maker and Payee pertaining to the indebtedness evidenced hereby shall not be paid within ten (10) days after it first becomes due, or if Maker fails to comply with all of the other terms and conditions of this Note or any instrument securing this Note, and such failure shall continue for twenty (20) days after notice thereof is given to Maker, then the entire principal sum, accrued interest, and all other amounts due hereunder shall, at the option of Payee, become immediately due and payable without further notice.

         5. COLLECTION COSTS. Maker agrees to reimburse Payee for all costs and expenses, including without limitation, all reasonable attorneys' fees incurred in the enforcement or collection of this Note or any judgment obtained hereon.

         6. WAIVER, CONSENT, ETC. Except as may be expressly provided to the contrary in this Note, Maker, sureties, guarantors, and endorsers hereof agree to be jointly and severally bound, severally waive any homestead or exemption rights against said debt, severally waive diligence, demand, presentment for payment, protest, protest and demand, notice of protest, notice of nonpayment, notice of default, notice of acceleration, and all other notices and demands of any kind. Maker, sureties, guarantors and endorsers hereof hereby severally consent to the extension of time for payment of this Note or any installment hereof, any modification hereof, release from liability of any maker, endorser, or any other person or entity at any time liable for the payment hereof, and the modification or release of any collateral at any time held as security for this Note, without notice and without affecting the liability of any maker, guarantor, surety or endorser. Maker further waives, to the extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

         Delay or failure in exercising any of Payee's rights or options hereunder shall not constitute a waiver thereof, and any waiver of any rights or options hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. By accepting payment of any sum hereunder after its due date, the holder hereof shall not waive its rights either to require prompt payment when due of all other sums hereunder or to declare a default for failure to make prompt payment. No waiver by the holder of this Note shall be effective unless it is in writing and signed by such holder.

         7. SEVERABILITY. If any provision of this Note or any application of such provision shall be declared by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other application of such provision nor the balance of the provisions hereof which shall, to the fullest extent possible, remain in full force

                                        2            EXHIBIT 6.4.2, PAGE 2 OF 4
and effect, and such court shall reform such unenforceable provision so as to give maximum permissible effect to the intentions of the parties as expressed therein.

         8. SECURITY. As security for Maker's performance under this Note, Maker hereby grants Payee a security interest in any and all assets now owned or hereafter acquired by Maker. In the event of default by Maker hereunder, Payee shall have all rights with respect to such collateral as are available to a secured party under the Uniform Commercial Code in the State of Arizona, as the same may from time to time be changed. Maker agrees to execute and deliver to Payee and pay the costs of recording financing statements evidencing this security agreement and other documents necessary or appropriate to perfect this security interest, and Maker hereby irrevocably appoints Payee as Maker's attorney-in-fact for the purpose of executing and filing said financing statements. Maker shall reimburse Payee for all reasonable costs associated with such filings.

         9. MISCELLANEOUS. The provisions of this Note shall be binding upon Maker and Maker's personal representatives, successors and assigns, and shall inure to the benefit of Payee and Payee's successors and assigns. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Arizona. The courts of the State of Arizona shall have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Note or by reason of this Note. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Note shall be only in either Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and for this purpose each party to this Note (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction and venue of such courts. This Note shall be construed according to its fair meaning and neither for nor against the drafting party. Time is of the essence of this Note and each and every term and provision hereof.


DATED the date first hereinabove written.

                                        Little Tiger Press USA, L.L.C.,
                                        a New York limited liability company

                                        By: Futech Educational Products, Inc.,
                                            an Arizona corporation, Member

                                        By
                                           ------------------------------------
                                            Vincent W. Goett, CEO

                                        By: Magi Publications, a Partnership


                                        By
                                           ------------------------------------
                                           Manmohan Singh Bhatia, Partner

                                        3            EXHIBIT 6.4.2, PAGE 3 OF 4

ACCEPTED AND AGREED TO
as of the date first shown above, by
the undersigned Payee:

Magi Publications, a Partnership

By
   ------------------------------------
    Manmohan Singh Bhatia, Partner

                                        4            Exhibit 6.4.2. PAGE 4 OF 4

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT"), which shall be effective as of January 5, 1998, is by and between Futech Educational Products, Inc., an Arizona corporation (the "Company"), and Manmohan Singh Bhatia (the "Shareholder");

RECITALS:

         A. The Company and Magi Publications, a partnership ("MAGI") are members of Little Tiger Press USA, LLC, a New York limited liability company governed by an Operating Agreement dated January 5, 1998 (the "Operating Agreement").

         B. Pursuant to the Operating Agreement, Magi is acquiring shares of the Company's common stock, no par value.

         C. Shareholder shall acquire the shares from Magi as partner of Magi.

         D. The shares of the Company's common stock which will or may be issued pursuant to the Operating Agreement, as described in Recital B, are referred to in this Agreement as the "Common Stock."

         E. The Common Stock will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state, in reliance upon exemptions from registration thereunder.

         In consideration of the mutual covenants and obligations hereinafter set forth, the Company and the Shareholder, hereby agree as follows:

         SECTION 1. Definitions. As used in this Agreement, the terms listed in this Section shall have the meanings set forth below:

                  (a) "Affiliate" of any Person means any other Person who either directly or indirectly is in control of, is controlled by or is under common control with such Person; provided that for purposes of this definition an investment entity shall be deemed to be controlled by its investment manager, investment advisor or general partner.

                  (b) "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of Phoenix are authorized by law, regulation or executive order to close.

                  (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

                                                      Exhibit 10.2, page 1 of 12

                  (d) "Holder" shall mean the Shareholder and his successors, assigns and transferees (subject to Section 10 hereof). For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof (subject to Section 10 hereof).

                  (e) "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

                  (f) "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

                  (g) "Registrable Securities" shall mean (i) all shares of Common Stock issued or issuable to the Shareholder pursuant to the Asset Purchase Agreement as further described in Recital Section B; and (ii) any other securities issued as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the shares of Common Stock referred in to (i) above.

                  (h) "Registration Expenses" shall have the meaning set forth in Section 6 hereof.

                  (i) "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement including post effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  (j) "Registration Termination Date" shall mean the earlier to occur of (i) the date that is five years following the date hereof or (ii) the first date upon which the Registrable Securities may be sold without limitation under Rule 144 under the Securities Act (as such Rule may be amended from time to time), other than the limitations set forth in paragraphs (c), (f) and (h) of such Rule, as determined by the opinion of counsel to the Company (which shall be reasonably satisfactory to counsel to the Holders).

                  (k) "SEC" shall mean the U.S. Securities and Exchange Commission, or any other U.S. federal agency at the time administering the Securities Act.

                  (l) "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

                                                      Exhibit 10.2, Page 2 of 12

               (m) "Underwritten Offering" shall mean an offering that is registered under the Securities Act in which securities of the Company are sold pursuant to a firm commitment underwriting, to an underwriter at a fixed price for reoffering to the public or pursuant to agency or best efforts arrangements with an underwriter.

          SECTION 2. Securities Subject to this Agreement. The Registrable Securities are entitled to the benefits of this Agreement.

          SECTION 3. Demand Registration

               (a)   Demand Registration (i) Upon the written request of
Holders owning not less than 50% of the Registrable Securities (excluding any Registrable Securities that have previously been sold pursuant to a Registration Statement hereunder or Rule 144 under the Securities Act), and provided that there is then no effective Registration Statement in effect with respect to such Registrable Securities, the Company will effect, in accordance with the terms of this Agreement, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Holders, subject to Section 3(c) hereof; provided that the number of securities requested to be so registered shall be not less than 50% of the Registrable Securities held by such requesting Holders. NO SUCH REQUEST MAY BE MADE PRIOR TO AN INITIAL PUBLIC OFFERING OF THE COMPANY'S SECURITIES AND EARLIER THAN ONE YEAR AFTER THE ACQUISITION OF THE COMMON STOCK BY THE HOLDER PURSUANT TO THE TERMS OF THE ASSET PURCHASE AGREEMENT (THE "DEMAND COMMENCEMENT DATE"). In addition, no such request shall be made during the 90-day period following the completion of any Underwritten Offering of the Company's shares of Common Stock and no such request shall be made to include any Registrable Securities in an initial public offering of securities of the Company. The Company shall not be obligated to effect more than two demand registrations pursuant to this Section 3, provided that the Company shall not be required to effect registrations on a form other than a Form S-3 (or any successor to such form).

                     (ii) Expenses. The Company shall pay all Registration Expenses with respect to any demand registration pursuant to this Section 3.

               (b) Effectiveness of Registration Statement. The Company agrees to use its best efforts to (i) cause the Registration Statement relating to any demand registration pursuant to this Section 3 to become effective under the Securities Act as promptly as practicable (ii) thereafter keep such Registration Statement effective continuously for the period specified in the next succeeding paragraph; and (iii) prevent the happening of any event of the kinds described in clauses (4) or (5) of Section 5(a)(ii) hereof.

               A demand registration requested pursuant to this Section 3 will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act and remain continuously effective (except as otherwise permitted under this Agreement) for a period ending on the earlier of:


                                                     Exhibit 10.2, Page 3 of 12

                     (A) in the case of a Registration Statement on Form S-3 (subject to Section 5(c) below), the Registration Termination Date; or

                     (B) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed.

                     (c) Inclusion of Other Securities. The Company, and any other holder of the Company's securities that has registration rights, may include its securities in any demand registration effected pursuant to this
Section 3; provided, however, that if the managing underwriter or underwriters of any Underwritten Offering contemplated thereby advise the Holders in writing that the total amount or kind of securities which such Holder, the Company or any such other holder intends to include in such proposed public offering is sufficiently large to affect the success of the proposed public offering requested by the Holder or Holders materially and adversely, then the amount or kind of securities to be offered for the account of the Company or any such other holder shall be reduced to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters.

                     (d) Form. Registrations under this Section 3 will be on a form permitted by the rules and regulations of the SEC selected by the Company; provided, however, the Company may use Form S-3 if at the time of filing such Registration Statement the Company is eligible to use such Form.

                     (e) Manner of Sale. The Company may (but shall have no obligation to) cause any Registrable Securities that are the subject of a demand registration pursuant to this Section 3 to be sold in an Underwritten Offering in which event the Company shall have the right to designate the managing underwriter or underwriters thereof (which shall be reasonably satisfactory to the Holders whose Registrable Securities are the subject of such demand registration).

         SECTION 4. Piggyback Registration.

                     (a) Piggyback Registration. If the Company at any time proposes to file a registration statement with respect to any class of equity securities, whether for its own account (other than a registration statement on Form S-4 or S-8, or any successor or substantially similar form or a registration statement covering (i) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan or
(ii) a dividend reinvestment plan) or for the account of a holder of securities of the Company pursuant to registration rights granted by the Company (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least 20 Business Days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all

                                                      Exhibit 10.2, page 4 of 12

Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have his Registrable Securities registered under this
Section 4 shall so advise the Company in writing within 10 Business Days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that if such Registration Statement is for an Underwritten Offering, the Holders of Registrable Securities included therein shall join in the underwriting on the same terms and conditions as the Company or the requesting Securityholders except that the Holders of Registrable Securities shall not be required to give any representations and warranties relating to the Company, and shall execute any underwriting agreement, "lock-up" letters or other customary agreements or documents executed by the Company or the Requesting Securityholders, in connection therewith. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advise the Holders in writing that the total amount or kind of securities which the Holders of Registrable Securities, the Company, the Requesting Securityholders and any other Persons intended to be included in such proposed public offering is sufficiently large to affect the success of such proposed public offering materially and adversely, then the amount or kind of securities to be offered for the accounts of the Holders of Registrable Securities shall be reduced pro rata, together with the amount or kind of securities to be offered for the accounts of any other Persons requesting registration of securities pursuant to rights similar to the rights of the Holders under this Section 4, to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced. Notwithstanding the foregoing, however, the Holders shall have no right to include any Registrable Securities in an initial public offering of Company's securities.

                     (b) No Obligation. Neither the giving of notice by the Company nor any request by the Holders to register Registrable Securities pursuant to Section 4(a) shall in any way obligate the Company to file any such Registration Statement. The Company may, at any time prior to the effective date thereof, determine not to offer the securities to which Registration Statement relates and/or withdraw the Registration Statement from the SEC, without liability of the Company to the Holders.

         SECTION 5. Registration Procedures and Other Agreements.

                     (a) General. In connection with the Company's registration obligations pursuant to Section 3 and, to the extent applicable thereto, Section 4 hereof, the Company will:

                          (i) prepare and file with the SEC a new Registration
Statement or such amendments and post-effective amendments to an existing Offering Registration

                                                      Exhibit 10.2, Page 5 of 12

Statement as may be necessary to keep such Registration Statement effective as set forth in Section 3(b); provided, however, that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement;

                          (ii) notify each selling Holder promptly (1) when a
new Registration Statement, amendment thereto, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for such purpose, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; and make every reasonable effort to obtain as promptly as practicable the withdrawal of any order or other action suspending the effectiveness of any Registration Statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

                          (iii) furnish to each selling Holder, without charge,
at least one manually signed or "edgarized" copy and as many conformed copies as may reasonable be requested, of the then effective Registration Statement and any post-effective amendment thereto, and one copy of all financial statements and schedules, all documents incorporated therein by reference and all exhibits thereto (including those incorporated by reference);

                          (iv) deliver to each selling Holder, without charge,
as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Holder may reasonably request;

                          (v) use its best efforts to register or qualify under
the securities or blue sky laws of such jurisdictions as the selling Holders reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statement; provided, however, that the Company will not be required to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, or (y) subject itself to general taxation in any such jurisdiction, or
(z) register or qualify such Registrable Securities under the securities or blue sky laws of any jurisdiction in which the Company does not then maintain a currently effective registration or qualification of any of its securities;

                                                      Exhibit 10.2, Page 6 of 12

                          (vi) upon the occurrence of any event contemplated by
clause (6) of Section 5(a)(ii) hereof, as promptly as practicable (in light of the circumstances causing the occurrence of such event) prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading;

                          (vii) use reasonable efforts to cause all Registrable
Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form;

                          (viii) if the registration is in connection with an
Underwritten Offering, enter into an underwriting agreement with respect to the Registrable Securities, which agreement shall contain provisions that are customary in connection with underwritten secondary offerings, including representations and warranties, opinions of counsel, letters of accountants and indemnification provisions with underwriters that acquire Registrable Securities;

                          (ix) otherwise use its best efforts to comply in all
material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11 (a) of the Securities Act and complying with Rule 158 of the SEC thereunder;

                          (x) cooperate and assist in any filings required to be
made with the National Association of Securities Dealers, Inc.; and

                          (xi) make available for inspection by a representative
of selling Holders and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by, and to cooperate fully with, any such representative, underwriter, attorney or accountant in connection with such registration, and otherwise to cooperate fully in connection with any due diligence investigation; provided that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company, prior to the release or disclosure to them of any such information, records or documents.

                                                      Exhibit 10.2, Page 7 of 12

                  (b) Each selling Holder shall furnish to the Company, upon request, in writing such information and documents as, in the opinion of counsel to the Company may be reasonably required to prepare properly and file such Registration Statement in accordance with the applicable provisions of the Securities Act.

         SECTION 6. Registration Expenses. All expenses incident to the Company performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), the reasonable fees and disbursements of counsel retained by the Holders (which counsel shall be reasonably satisfactory to the Company), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and the fees and expenses of any other Person retained by the Company (all such fees and expenses being referred to as "Registration Expenses"), shall be borne by the Company, whether or not any Registration Statement becomes effective.

         SECTION 7. Suspension of Sales under Certain Circumstances.

                  (a) Upon receipt of any notice from the Company that dispositions under the then current Prospectus must be discontinued and suspended, whether as a result of an event described in Section 5(a)(ii)(4),(5) or (6) hereof or otherwise, each Holder will forthwith discontinue and suspend disposition of Registrable Securities pursuant to such Prospectus until (i) the Holders are advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, or (ii) the Holders receive copies of a supplemented or amended Prospectus contemplated by Section 5(a) hereof, or (iii) the Holders are advised in writing by the Company that the use of the Prospectus may be resumed.

                  (b) If at any time following the date hereof any of the Company's shares of Common Stock are to be sold pursuant to an Underwritten Offering, then for the period commencing 45 days prior to, and expiring 180 days after, the effective date of such Underwritten Offering, none of the Holders will effect any public sale or distribution of any Registrable Securities or any other shares of Common Stock of the Company then owned by such Holders, other than pursuant to such Underwritten Offering (if any Registrable Securities are included in such Underwritten Offering).

                                                      Exhibit 10.2, Page 8 of 12

         SECTION 8. Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, any their respective officers and directors, if any, and each Person who controls such Holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or in any preliminary or final Prospectus, or any amendment or supplement thereto, or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Holder or any underwriter expressly for use therein; provided that the Company will not be liable pursuant to this Section 8(a) if such losses, claims, damages, liabilities or expenses have been caused by the failure of any selling Holder to deliver a copy of the Registration Statement or Prospectus, or any amendments or supplements thereto, after the Company has furnished such copies to such Holder.

                  (b) Indemnification by the Holders of Registrable Securities. In connection with any Registration Statement covering Registrable Securities of any Holder, such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, shareholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, the Registration Statement or in any preliminary or final Prospectus, or any amendment or supplement thereto, or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion therein. If the offering to which the Registration Statement relates is an Underwritten Offering, each Holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by such Holder of the Company.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified

                                                      Exhibit 10.2, page 9 of 12
party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in, but not control, the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person, unless (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably, satisfactory to the indemnified party in a timely manner, or (B) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing, that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of any such claim as to which such conflict of interest may exist). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, as well as one local counsel in each relevant jurisdiction.

                  (d) Contribution. If for any reason the indemnification provided for in Section 8(a) or 8(b) hereof is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Sections 8(a) and 8(b) hereof, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

                  SECTION 9. Current Public Information. The Company agrees that it will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if it ceases to be required to file such reports, it will, upon the request of Holders owning not less than 51 % of the Registrable Securities [excluding any Registrable Securities that have previously been sold pursuant to a Registration Statement hereunder or Rule 144 under the Securities Act], make publicly available other information), and it will take such further action as may reasonably be required, in each case to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the applicable exemptions provided by (x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (y) any similar regulation hereinafter adopted by the SEC.

                                                     Exhibit 10.2, Page 10 of 12

         SECTION 10. No Inconsistent Agreements. The Company has not previously entered into and shall not in the future enter into any agreement, arrangement or understanding with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

         SECTION 11. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of (a) the Company and (b) the Holders owning not less than 51% of the Registrable Securities (excluding any Registrable Securities that have previously been sold pursuant to a Registration Statement hereunder or Rule 144 under the Securities Act).

         SECTION 12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or air-courier guaranteeing overnight delivery:

                  (a) If to a Holder of Registrable Securities, at the most current address for such Holder, as it appears on the books of the Company; and

                  (b) If to the Company: Futech Educational Products, Inc., 2999 North 44TH Street, Suite 225, Phoenix, Arizona 85018, Attention: Chief Executive Officer; facsimile no. 808-9863, or at such other address as may be designated from time to time by notice given in accordance with the provisions of this
Section 11.

                  All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent, and (iii) in the case of mailing, on the fifth Business Day following such mailing.

         SECTION 13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, transferees and assigns of the parties hereto; provided, however, that (a) no transferee in any transfer made in reliance on Rule 144 under the Securities Act shall have any rights as a Holder under this Agreement; and (b) no Person to whom the Registrable Securities are transferred shall have any rights under this Agreement as a Holder unless such Person agrees to be bound by the terms and conditions of this Agreement.

         SECTION 14. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         SECTION 15. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona without reference to principles of conflict of laws. The parties to this Agreement


                                                     Exhibit 10.2, Page 11 of 12
hereby consent to the jurisdiction in personam of the Superior Court of the State of Arizona, in and for the County of Maricopa or of the United States District Court for the District of Arizona, in any legal proceeding to enforce any obligations under this Agreement, and agree that venue in Maricopa County is not inconvenient.

         SECTION 16. Construction. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 17. Entire Agreement. This Agreement, together with any other documents and certificates delivered hereunder and the Asset Purchase Agreement, state the entire agreement of the Company and the Shareholder with respect to the subject matter hereof, merge all prior negotiations, agreements and understandings, if any, and state in full all representations, warranties and agreements which have induced this Agreement.

         IN WITNESS WHEREOF, the Company and the Shareholder have duly executed and delivered this agreement as of the date written above.

                                        SHAREHOLDER:

                                        ---------------------------------------

                                        FUTECH EDUCATIONAL PRODUCTS, INC.

                                        By:
                                           ------------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

                                                     Exhibit 10.2, Page 12 of 12

                                 EXHIBIT 10.5.1

                              CONSULTING AGREEMENT

This Agreement, dated January 5, 1998, is made by and between Manmohan Singh Bhatia ("Consultant") and Little Tiger Press USA, L.L.C., a New York limited liability company ("Company").

         1. APPOINTMENT; DUTIES. Company hereby hires and appoints Consultant for the performance of services in connection with the publishing by Company of certain materials to be published by Company, and Consultant hereby accepts such appointment from Company, during the term of this Agreement, upon the terms and subject to the conditions set forth below. Consultant shall supervise and as necessary perform, manage and administer all aspects of Company's publishing operations. Consultant's duties shall be subject to the direction and control of the Management Committee of Company. Notwithstanding the foregoing, and not in limitation of the generality of the foregoing, Consultant's duties shall include establishing a Chicago office for Company, and substantial efforts toward the development of United States publication titles to be released in the Spring of 1999.

         2. ACTIVITIES RELATING TO THE COMPANY'S BUSINESS. At all times during the term of this Agreement, Consultant shall devote that portion of his energies, interest, abilities and productive time to the performance of his duties and responsibilities hereunder as necessary or appropriate for the efficient and successful operation of the business of Company. During the term of this Agreement, and for a period of two (2) years thereafter, Consultant shall not, without the prior written consent of Company, which consent may be withheld for any or no reason, directly or indirectly, own, manage, operate, control, be employed by, participate in, render services to, make loans to, or be connected in any manner with the ownership, management, operation, or control of any business operation located in North America, or any other country in which Company, or any of its subsidiaries, does business or intends to do business, which business operation publishes hard cover books, soft cover books, board books, or flap books.

         In the event of any actual or threatened breach of the provisions of this Section, Company shall be entitled to an injunction restraining the actual or threatened breach. The parties further agree that should Consultant violate the provisions of this Section, Consultant shall be liable to Company for, in addition to any amounts pursuant to other remedies available against Consultant, two (2) times the greater of the amount of profit earned by Consultant as a result of the violation and the amount of profit which would have been earned by Company from the activities causing the violation had Company conducted said activities, plus interest on said greater amount from the date of the violating activities until paid, as liquidated damages for only Company's loss of potential profits. Said interest shall be calculated at the lesser of: (i) eighteen percent (18%) per annum, and (ii) the highest rate of interest permitted by applicable law. Nothing in this Section shall be construed as prohibiting Company from pursuing any other available remedies for such breach or threatened breach, including pursuing a recovery for damages. The parties agree that the liquidated damages provisions set out above do not

                                                     EXHIBIT 10.5.1, PAGE 1 OF 7
constitute a penalty, but rather reflect the estimate of the parties as to the actual damages, including loss of profits, Company might or is likely to incur in the event of a violation of the restrictions appearing herein.

         Consultant shall not, during the term of this Agreement and for a period of two (2) years thereafter, without the prior written consent of Company, which consent may be withheld for any reason, directly or indirectly induce, encourage or solicit or assist any person who was or is employed (whether as employee or as independent contractor) by Company, during the time period described above in this sentence, to leave Company's employ. If Consultant has any control over, or responsibility with respect to, the hiring of employees, agents or consultants at any facility or with any other employer, Consultant shall do everything in Consultant's power to preclude the hiring of or retention by such other employer or facility of any individual who was employed by Company during the period of time described in the beginning of the proceeding sentence.

         Consultant acknowledges and agrees that the restrictions contained in this Agreement, including but not limited to time period, scope, and geographical area restrictions, are fair and reasonable and necessary for the successful operation of Company, that violation of any of them would cause irreparable injury, and that the restrictions contained herein are not unreasonably restrictive of Consultant's ability to earn a living. If the scope of any restriction in this Section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be modified judicially or by arbitration in any proceeding brought to enforce such restriction. Consultant acknowledges and agrees that remedies at law for any breach or violation of the provisions of this Section would alone be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in connection with such violations, without the necessity of proof of actual damage, and such remedies shall be in addition to other remedies and rights Company may have at law or in equity. Consultant agrees that Company shall not be required to give notice or post any bond in connection with applying for or obtaining any such injunctive relief.

         The parties acknowledge and agree that the covenants in this Section shall be construed as an agreement independent of any other provision of this Agreement so that the existence of any claim or cause of action by Consultant against Company, whether predicated on this Section or otherwise, shall not constitute a defense to the enforcement of this Section.

         This Agreement was specifically bargained for as a material portion of the formation of Company. Consultant is an owner of Company. The consideration includes, without limitation, the financial benefits received by Consultant from said formation.

         3. CONFIDENTIALITY AGREEMENTS. The obligations of the Consultant and the rights of Company set forth herein are in addition to those set forth in a certain Confidentiality Agreement executed by Consultant (the "Confidentiality Agreement").

                                        2            EXHIBIT 10.5.1, PAGE 2 OF 7

         4. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants to and covenants with Company that: (a) he has furnished to Company a true and correct copy of any agreements with any prior Company in the securities industry and is subject to no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or any rights of Company hereunder or under the Confidentiality Agreement, (b) upon information and belief, there are no regulatory, self-regulatory, administrative, civil or criminal matters past or present, affecting the employment of Consultant by Company.

         5. COMPENSATION.

                  (a) Consultant will receive annual compensation of $100,000 (the "Base Compensation") for each year during the term of this Agreement. Such compensation shall be payable in equal periodic installments not less frequently than monthly.

                  (b) Consultant shall be entitled to additional compensation as follows if the performance criteria set forth below are satisfied:

                     (i) If the Gross Sales (defined below) of the Company for
                  the calendar year 1998 exceed $2,000,000.00, then Consultant shall, if Consultant is employed by Company under this Agreement on December 31, 1998, be entitled to be paid (by January 31, 1999) an amount equal to six percent (6%) of the amount by which said Gross Sales exceed $2,000,000.00. For example, if said Gross Sales are $2,100,000.00, then the payment would be $6,000.00.

                     (ii) If the Gross Sales (defined below) of the Company for the calendar year 1999 exceed $2,000,000.00, then Consultant shall, if Consultant is employed by Company under this Agreement on December 31, 1999, be entitled to be paid (by January 31, 2000) an amount equal to three percent (3%) of the amount by which said Gross Sales exceed $2,000,000.00. For example, if said Gross Sales are $2,100,000.00, then the payment would be $3,000.00.

                     In addition to the foregoing, if the Gross Sales of the
                  Company for the calendar year 1999 exceed $3,000,000.00, then Consultant shall, if Consultant is employed by Company under this Agreement on December 31, 1999, receive (by January 31,
                  2000) additional compensation in the amount of $100,000.00.

                     (iii) If the Gross Sales (defined below) of the Company for the calendar year 2000 exceed the Gross Sales for the calendar year 1999, then Consultant shall, if Consultant is employed by Company under this Agreement on December 31, 2000, be entitled to be paid (by January 31, 2001) an amount equal to three percent (3%) of the excess of the Gross Sales for calendar year 2000 over the Gross Sales for the calendar year 1999. For example, if the Gross Sales for the year 2000 are $3,000,000.00, and the Gross Sales for 1999 were 2,600,000.00,

                                        3           EXHIBIT 10.5.1, PAGE 3 OF 7
                  then the payment would be $12,000.00.

                     In addition to the foregoing, if the Gross Sales of the
                  Company for the calendar year 2000 exceed $4,000,000.00, then Consultant shall, if Consultant is employed by Company under this Agreement on December 31, 2000, receive (by January 31,
                  2001) additional compensation in the amount of $150,000.00.

         The term "Gross Sales" as used herein shall mean gross sales minus all returns and allowances, calculated on an accrual basis.

         6. REIMBURSEMENTS. Company shall pay or reimburse Consultant for all out-of-pocket expenses for travel, meals, hotel accommodations and the like reasonably incurred by him in accordance with Company's policies and directives (including any required prior approvals) for such expenses in connection with the performance of Company's business, each such payment for reimbursement to be made upon submission of a statement and evidence documenting such expenses as required by Company.

         7. TERM. The term of this Agreement shall commence as specified in
Section 15 below, and shall continue in effect until December 31, 2000, or until such time as terminated as provided in paragraphs 8, 9, 10 and/or 11. Upon termination of this agreement pursuant to paragraphs 8 or 9, Company's sole obligation to Consultant shall be to pay all salary and stock options, if any, accrued by him up to the date of such termination. Upon termination of this Agreement, Consultant's obligations under the Confidentiality Agreement shall survive.

         8. TERMINATION UPON DEATH. In the event of the death of Consultant, the employment of, and this Agreement with respect to, such deceased Consultant shall be terminated; provided always that Company shall pay any accrued compensation as of the date of termination to the legal representative of Consultant's estate.

         9. TERMINATION FOR DISABILITY. Company may terminate the employment of, and this Agreement with respect to, Consultant if Consultant becomes disabled, including disability by reason of any emotional or mental disorders, physical diseases or injuries, and as a result of such disability is unable to work on a full-time basis for a continuous period of two months or more or any two months in a twenty-four month period. Upon such termination, Company shall have no further liability to Consultant hereunder, except to pay any accrued compensation as of the termination date. Upon such termination, Consultant's obligation to Company under the Confidentiality Agreement shall survive.

         10. TERMINATION FOR CAUSE. Company may terminate the employment of, and this Agreement with respect to, Consultant if: (a) Consultant breaches his fiduciary duties to Company or is guilty of fraud or willful malfeasance, (b) Consultant materially breaches any representation, warranty, covenant or agreement contained in this Agreement or fails to perform any of the obligations under this Agreement or duties assigned to him pursuant to this Agreement or otherwise by Company, (c) Consultant materially misrepresents any statement to Company,

                                        4         EXHIBIT 10.5.1, PAGE 4 OF 7

(d) Consultant is convicted of a crime involving moral turpitude or a felony,
(e) Consultant knowingly commits a material violation of any law, rule, regulation or by-law of a securities exchange or association or other regulatory or self-regulatory body or agency applicable to any general policy or directive of Company communicated in writing to Consultant, (f) Consultant fails to follow reasonable instructions and/or policies of Company's Management Committee, or
(g) Consultant terminates this Agreement at any time.

         Upon termination of this Agreement pursuant to this paragraph 10, Company's sole obligation to Consultant shall be to pay all accrued compensation.

         Upon such termination, Consultant's obligation to Company under the Confidentiality Agreement shall survive.

         11. TERMINATION OTHER THAN FOR CAUSE. Company retains the right to terminate this Agreement and/or Consultant's employment for cause as set forth in paragraph 10, and notwithstanding anything to the contrary in this Agreement, Company shall have the right to terminate this Agreement and/or Consultant's employment hereunder at any time for any reason other than for cause. In such event, Company shall pay to Consultant all compensation accrued during the term of the Agreement through the termination date, and Company shall remain obligated to pay Consultant salary through December 31 of the calendar year in which the termination occurred, at the level of the Base Compensation at the time of termination, as the compensation accrues between the termination date and said December 31 (i.e., it is not payable in one lump sum at the date of termination). The Base Compensation so payable does not include any compensation under subparagraph 5(b) above. Consultant's obligation to Company under the Confidentiality Agreement shall survive.

         Consultant shall provide Company at least sixty (60) days notice of Consultant's termination of this Agreement.

         12. SUCCESSORS AND ASSIGNS. The rights and obligations of Company hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of Company; provided, however, that Company's obligations or liabilities hereunder may not be assigned without the prior written approval of Consultant, except to an affiliate of Company (which assignment shall not release Company from its obligations to Consultant hereunder) or to a successor to all or substantially all of Company's assets, business or ownership interests, that agrees to be bound hereby. This Agreement is personal to the Consultant and may not be assigned by Consultant.

         13. AMENDMENT OR WAIVER. This Agreement may not be amended or modified except by an agreement in writing duly executed by Consultant and by all of the "Members" of Company. The failure of Company, on the one hand, or Consultant, on the other hand, at any time to enforce performance by the other of any provision of this Agreement shall in no way affect Company's or the Consultant's, as the case may be, rights thereafter to enforce the same, nor shall the waiver by Company, on the one hand, or Consultant, on the other hand, of any breach of any provision hereof be deeded to be a waiver by Company or Consultant, as the case may

                                       5            EXHIBIT 10.5.1, PAGE 5 OF 7
be, of any other breach of the same or any other provision hereof.

         14. ARBITRATION. Except as set forth in the Confidentiality Agreement, any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled in Arizona by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award of the arbitrator(s) may be entered in any court having jurisdiction thereof.

         15. EFFECTIVE DATE; CONTINGENCIES. The obligations of the parties under this Agreement are conditional upon the happening of the "Contingency Expiration Date," as that term is defined in Section 10.1 of that certain Operating Agreement, dated of even date with this Agreement, relating to the formation of the Company by Futech Educational Products, Inc. and Magi Publications. The obligations of the parties under this Agreement, including the obligations of Consultant to render services and Company to pay compensation, shall commence as of said Contingency Expiration Date.

         16. NATURE OF RELATIONSHIP. The relationship the parties intend to create by this Agreement is that of principal and independent contractor, and nothing herein is intended, nor shall it be construed, to create a relationship of partnership, joint venture, or employer/employee between the parties.
Company shall not have the right to direct the specific activities or practices of Consultant, nor the manner in which Consultant conducts himself, but Company will have the right to direct the results of Consultant's efforts expended under this Agreement. Consultant, as a self-employed individual, shall be responsible for the payment of Consultant's own State and Federal income tax and self-employment tax, and acknowledges that Consultant will not be entitled to unemployment or worker's compensation benefits, holiday pay, sick or vacation pay, health insurance, credit toward participation in a pension or profit sharing plan of Company, or any other benefits to which any employees of the Company may be or become entitled. Company will not withhold, and/or pay, or be responsible to withhold and/or pay, any such taxes or benefits, or any penalties or interest thereon.

         17. MISCELLANEOUS. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof. This Agreement shall be constructed, interpreted and enforced in accordance with the laws of the State of Arizona, without giving effect to the conflict of laws rules thereof. The parties agree that the State of Arizona shall have sole and exclusive jurisdiction and venue over the parties and any disputes arising under or otherwise relating to this Agreement. This Agreement contains all of the terms and conditions agreed to by the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, except those set forth in the Confidentiality Agreement.

         DATED the date first hereinabove written.

                            CONSULTANT:
                                        -------------------------------------


                                        6           EXHIBIT 10.5.1, PAGE 6 OF 7

                                        Manmohan Singh Bhatia

                             COMPANY:   Little Tiger Press USA, L.L.C.,
                                        a New York limited liability company

                                        By: Futech Educational Products, Inc.,
                                            an Arizona corporation, Member

                                        By:
                                           ------------------------------------
                                             Vincent W. Goett, CEO

                                        By: Magi Publications, a partnership,
                                            Member

                                        By:
                                           ------------------------------------
                                             Manmohan Singh Bhatia, Partner

                                        7           EXHIBIT 10.5.1, PAGE 7 OF 7

                                 EXHIBIT 10.5.2

                            CONFIDENTIALITY AGREEMENT

This Agreement is made as of January 5, 1998, by and between Little Tiger Press USA, L.L.C., a New York limited liability company ("LTP") and the undersigned ("Recipient").

         LTP has developed or otherwise obtained, or will develop or otherwise obtain, certain confidential information and proprietary technology. Recipient wishes to negotiate with respect to, and possibly enter into, a business relationship with LTP. However, in order to do so, it is necessary that Recipient be made aware of confidential information and propriety technology belonging to LTP. LTP does not wish to lose the confidentiality or diminish its rights in the confidential information and technology, and requires assurances that its rights therein will not be diminished or impaired by virtue of the dealings with Recipient. In consideration of being made aware of the confidential information and proprietary technology, RECIPIENT THEREFORE AGREES AS FOLLOWS:

         1. "Technology" means concepts, inventions, technological developments and improvements, mask works, methods, techniques, systems, documentation, data and information (irrespective of whether in human or machine-readable form), works of authorship, and products, whether or not patentable, copyrightable, or susceptible to any other form of protection and whether or not reduced to practice.

         2. "Confidential Information" means any and all Technology and/or information which: (i) is provided to Recipient by LTP, (ii) is created, developed, or otherwise generated by or on behalf of LTP, (iii) concerns or relates to any aspect of LTP's business, or (iv) is, for any reason, identified by LTP as confidential: except such information which Recipient can show, clearly and convincingly: (a) is publicly and openly known and in the public domain, (b) becomes publicly and openly known and in the public domain through no fault of Recipient, or (c) is in Recipient's possession and documented prior to this agreement, lawfully obtained by Recipient from a source other than from LTP and not subject to any obligation of confidentiality or restrictions on use.

         3. All Confidential Information and all Technology embodying or comprising Confidential Information is and shall be the sole and exclusive property of LTP. Any Technology embodying or derived from the Confidential Information, or conceived or first made in connection with the business relationship shall likewise be the sole and exclusive property of LTP.
Recipient shall not take or cause any action which would be inconsistent with or tend to diminish or impair LTP's rights in the Confidential Information. Recipient shall not, directly or indirectly, print, copy or otherwise reproduce, in whole or in part, or embody in any product, any Confidential Information without LTP's prior consent.

         4. Confidential Information is revealed to Recipient in strict confidence, and solely for the purpose of assessing (and perhaps performing under) the business relationship. Recipient

                                                     EXHIBIT 10.5.2, PAGE 1 OF 2
shall not use, or induce others to use, any Confidential Information for any other purpose whatsoever, nor shall it disclose or reveal any Confidential Information to anyone except those of Recipient's employees directly involved in the business relationship, with a specific need to know, and who have first agreed to be bound by the terms of this agreement. Recipient acknowledges that in view of the nature of the Confidential Information, the geographical scope (universal), temporal scope (so long as information qualifies as Confidential Information hereunder), and scope of restriction on use and disclosure are reasonable. Recipient also acknowledges that any unauthorized disclosure or use of Confidential Information would cause LTP immediate and irreparable injury or loss.

         5. Upon LTP's request, Recipient will deliver over to LTP all Confidential Information, as well as all documents, media, items and Technology comprising, embodying, or relating to the Confidential Information, as well as any other documents or things belonging to LTP that may be in Recipient's possession. Recipient shall not retain any copies.

         6. This agreement may be amended only in writing signed by LTP, and there are no other understandings, agreements, or representations, express or implied. If any clause or provision of this agreement is or becomes illegal, invalid, or unenforceable, such clause or provisions shall be interpreted to call for the protection of LTP's rights to the greatest extent which is legal, valid, and enforceable, unless such clause or provision cannot be so interpreted, or a court of competent jurisdiction declines to permit such clause or provision to be so interpreted, in which case such clause or provision shall be severed and the remaining provisions of this agreement shall continue in full force and effect. This agreement shall be governed by and construed in accordance with the laws of the State of Arizona, and jurisdiction and venue over the parties and any dispute arising under or otherwise relating to this agreement shall solely and exclusively be in Arizona.

RECIPIENT:

Address:

By:
    -----------------------------------
Name:
    -----------------------------------
Title:
    -----------------------------------
Date:
    -----------------------------------

                                        2           EXHIBIT 10.5.2, PAGE 2 OF 2

                                  EXHIBIT 10.7

                             CO-PUBLISHING AGREEMENT
                                (U.K. MATERIALS)

         THIS AGREEMENT is entered into as of the 5th day of January, 1998, by and between Magi Publications, a partnership ("Publisher") and Little Tiger Press USA, L.L.C., a New York limited liability company ("Co-Publisher").

                                R E C I T A L S:

         A. Publisher publishes printed materials, and Co-Publisher is in the business of publishing, marketing and distributing printed materials.

         B. The parties desire to enter into an agreement for co-publication by Co-Publisher of certain materials of Publisher, all on the terms and conditions herein set forth.

                                   T E R M S:

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. RIGHT OF FIRST REFUSAL. Publisher hereby grants Co-Publisher the right of first refusal to co-publish with Publisher and distribute in the United States any and all published materials Publisher desires to have published/ distributed in the United States (hereinafter individually a "Book" and collectively "Books").

         Publisher will supply Co-Publisher with three (3) folded and gathered sheets, and/or three (3) review copies, of each Book Publisher wants published/distributed in North America, at no cost to Co-Publisher. At the same time, Publisher will supply Co-Publisher with the title, name of the author and illustrator, Unit Price (defined below), and the proposed delivery date of the Book.

         Co-Publisher shall inform Publisher of Co-Publisher's election whether to publish each Book within thirty (30) days after Co-Publisher receives the Book from Publisher for review, and the other information described in the preceding paragraph. Publisher will supply Co-Publisher with 130 folded and gathered sheets, and/or 130 review copies, of each Book Co-Publisher elects to publish in North America, at no cost to Co-Publisher.

         Books selected by Co-Publisher for publication under this Agreement will be published under and with the name and imprint "Little Tiger Press USA, L.L.C."

         If Co-Publisher elects not to publish any Book offered by Publisher, then Publisher shall have the right to pursue alternative publication/ distribution for such Book; provided, however,


                                                       EXHIBIT 10.7, PAGE 1 OF 8
that the terms offered to an alternative co-publisher/distributor shall not be more favorable than the terms offered by Publisher to Co-Publisher.

         2. APPOINTMENT AND TERRITORY. Publisher hereby grants Co-Publisher the right to publish, distribute and sell each Book selected by Co-Publisher under
Section 1 above exclusively throughout North America. Co-Publisher's right to publish any Book in other territories shall be subject to the prior written consent of Publisher.

         Co-Publisher shall not, without the prior written consent of Publisher, which consent may be withheld for any reason or no reason, print or authorize the printing of copies of any Book other than by Publisher.

         Co-Publisher shall promote the sale of each Book actively throughout the territory granted to Co-Publisher under this Agreement.

         Publisher and Co-Publisher agree to co-publish the 1998 Spring and Fall Front Lists, copies of which are attached hereto as Exhibit "A" and hereby made a part hereof, at the pricing shown on said Exhibit, and further agree that the rights to reprints of Publisher's "back list" are covered by and subject to this Agreement.

         3. MANNER OF PURCHASING.

         (a) Co-Publisher shall have the option to purchase copies of each Book, on a title-by-title basis, from Publisher, on a firm sale basis, on terms for said purchases as described in Section 4 below. The details of Book orders shall be set out from time to time on purchase orders (hereinafter "Purchase Orders") issued by Co-Publisher.

         (b) As used in this Agreement, and on any Purchase Order, the following terms shall have the following meanings:

             (i) "Book": One of Publisher's book titles, copies of which are to be published/purchased by Co-Publisher, as further described in
             Section 1 above.

             (ii) "Unit Price": The price to Co-Publisher, inclusive of royalty and delivery (C.I.F. to New York), of each copy of a Book.

             (iii) "Quantity": The initial quantity of copies of a Book ordered by Co-Publisher, as specified in a Purchase Order for such Book.

             (iv) "Delivery Date": The date for bulk delivery of the Quantity of a Book, as specified in the Purchase Order for such Book.

             (v) "Imprint": The "Little Tiger Press" imprint.



                                        2             EXHIBIT 10.7, PAGE 2 OF 8

         (c) Co-Publisher shall notify Publisher of the proposed release dates of each Book. Co-Publisher shall release each Book within three (3) months of delivery of the Quantity ordered of such Book, unless Co-Publisher is prevented from doing so by circumstances beyond Co-Publisher's control, in which event Publisher shall be notified in writing and the period permitted for release shall be extended by the duration of such circumstances.

         (d) Except as may otherwise be specified in this Agreement, all details of publication, sale and advertisement of each Book, and the number and destination of free copies, shall be at the sole discretion and expense of Co-Publisher.

         4. FIRM SALES.

             (a) Unless otherwise agreed upon by the Publisher and Co-Publisher, all sales under this Agreement will be firm sales. Firm sales are direct, outright purchases of books from Publisher by Co-Publisher, as opposed to consignment sales. The details of each purchase shall be identified on a Purchase Order.

         The Unit Price of each Book, as offered by Publisher, is based upon the cost of paper and printing as of the date of the offer relating to such Book. If such costs have increased by more than 5% at the time the Book goes to print, one-half of the increase in cost per copy in excess of 5% shall be added to the Unit Price per copy for such Book. If the increase in cost would not have been incurred but for a delay in printing caused by Co-Publisher's failure to perform its obligations under this Agreement, Co-Publisher shall bear the entire increase in cost.

             (b) Co-Publisher shall pay Publisher the total Unit Price for each Book received, within fifteen (15) days after receipt of the Book by Co-Publisher.

             (c) Publisher shall supply to Co-Publisher, as ordered by Co-Publisher, 10% additional jackets/covers for each hard cover Book purchased by Co-Publisher, at no charge to Co-Publisher. The purchase price for jackets/covers ordered in excess of said 10% shall be 100% of Publisher's direct out-of-pocket costs for the jackets/covers, payable in full within fifteen (15) days after receipt by Co-Publisher of the jackets/covers. Extra jackets/covers sales, like Book sales, will be firm sales - not returnable.

             (d) If Co-Publisher requires copies of any Book additional to those ordered on any Purchase Order, such further copies shall be ordered from Publisher and supplied to Co-Publisher at a price and on other terms subject to mutual agreement by the parties.

             (e) Legal title to copies of each Book and other materials delivered to Co-Publisher shall pass to Co-Publisher upon receipt by Co-Publisher of the Book or other materials. Risk of loss or damage with respect to copies of each Book or other materials delivered to Co-Publisher shall pass to Co-Publisher upon receipt by Co-Publisher of the Book or other materials.



                                        3             EXHIBIT 10.7, PAGE 3 OF 8

             (f) Initial and reorder quantities for Books will not be less than 5000 copies per Book, unless otherwise agreed to by the parties.

         5. PRODUCTION, PRINTING AND DELIVERY.

             (a) Publisher will send Co-Publisher for approval (such approval not to be unreasonably withheld or delayed), ozalids of each Book.

             (b) Subject to timely performance by Co-Publisher of Co-Publisher's obligations under this Agreement, Publisher shall arrange for the printing of the Quantity of Books ordered for delivery to Co-Publisher by the Delivery Date, unless Publisher is prevented from doing so by circumstances beyond Publisher's control, or unless otherwise mutually agreed.

             (c) Delivery to Co-Publisher of up to 10% under or over the Quantity of any Book shall constitute good delivery, and Co-Publisher shall pay for the actual number of copies received.

             (d) Co-Publisher shall notify Publisher in writing of Co-Publisher's requirements, if any, with respect to advance copies, extra covers or jackets, and folded and gathered sheets.

             (e) Co-Publisher shall not insert within or on the cover or jacket of any edition of any Book, any advertisement, other than information about other Books published by Publisher, without the prior written consent of Publisher.

             (f) Each party will discuss with the other opportunities regarding co-op and promotional advertising, as those opportunities arise, and the parties may, but are not obligated to, agree to share the costs thereof.

         6. ACCOUNTING MATTERS. All monies due to Publisher shall be paid by mail or telegraphic transfer to Publisher's bank account at Barclays Bank, Heathrow Airport Business Centre, Cardinal Point, Newall Road, Heathrow Airport (London), Hounslow, TVV6 2AH, England (Account #: 69521277. Sort Code: 20-3883. Shift code: BARC GB 22). Co-Publisher shall ensure that all remittances or notifications of remittance shall detail the names of Co-Publisher and Publisher, the title of the Book(s), and, if applicable, Publisher's invoice number.

         7. FREIGHT. All Books will be shipped C.I.F. to New York in care of Co-Publisher's freight forwarder. Co-Publisher will be responsible for customs and transportation charges from New York to Co-Publisher's facilities.

         8. SHIPPING SERVICES. From time to time Publisher may request Co-Publisher to ship stock of Co-Publisher's books held by Co-Publisher to fill orders placed by Publisher's other customers. All such orders shall be for full-case quantities to a single shipping location. Co-Publisher will charge Publisher, in fulfillment of any such order, the actual cost of shipping


                                        4             EXHIBIT 10.7, PAGE 4 OF 8
plus a handling charge of 1% of the value of such order. Publisher shall also reimburse Co-Publisher for any portion of the purchase price paid by Co-Publisher to Publisher for the Books so sold, and for all of Co-Publisher out-of-pocket costs for such Books. Such charges shall be deducted from monthly payments due to Publisher from Co-Publisher under this Agreement.

         9. PACKAGING SPECIFICATIONS. Publisher agrees to package all Books shipped to Co-Publisher under this Agreement in case packs of 30 copies unless otherwise mutually agreed to by the parties. Each carton will have the following information clearly marked on the outside of the carton: Publisher Imprint:
Little Tiger Press; ISBN:                ; Title:                ; Number of
Copies:    ; Co-Publisher's Product No.:               .

         10. IMPRINT; COPYRIGHT. Co-Publisher shall inform Publisher promptly of any infringement of the copyright in any Book of which Co-Publisher becomes aware. Co-Publisher will take all reasonable steps, including registration where applicable, to protect the copyright in each Book in the territories granted to Co-Publisher under this Agreement.

         11. RESERVED RIGHTS. All rights in each Book, other than those specifically granted to Co-Publisher under this Agreement, are reserved by Publisher.

         12. TERM; TERMINATION. This Agreement shall be effective immediately and automatically on the "Contingency Expiration Date," as that term is defined in that certain Operating Agreement for Little Tiger Press USA, L.L.C., dated of even date herewith, executed by Futech Educational Products, Inc. and Magi Publications. This Agreement shall continue thereafter until terminated in any one of the following ways:

             (a) If Co-Publisher is at any time in breach of any of the terms and conditions of this Agreement, and Co-Publisher fails to cure such breach within thirty (30) days after receipt by Co-Publisher of written notice from Publisher specifying the breach and requiring that it be cured.

             (b) If Co-Publisher is declared bankrupt or goes into liquidation (other than solvent voluntary liquidation for the purpose of reconstruction only), or if a receiver or administrator or administrative receiver is appointed to the whole or substantially the whole of Co-Publisher's business, or if Co-Publisher shall make an assignment for the benefit of creditors, then Publisher may terminate this Agreement if Co-Publisher fails to cure such breach within thirty (30) days after receipt by Co-Publisher of written notice from Publisher specifying the breach and requiring that it be cured.

             (c) If Co-Publisher ceases to trade as a publisher/distributor or is for any reason unable to perform and comply with the terms and conditions of this Agreement.

             (d) If Co-Publisher allows any Book to go out of stock (to the extent that Co-Publisher has less than 50 copies of such Book in stock), and to remain out of stock for 6 months, then Publisher may terminate this Agreement with respect to such Book only.


                                        5             EXHIBIT 10.7, PAGE 5 OF 8

             (e) If Co-Publisher shall dispose of all remaining stock of a Book by remaindering or destruction, then Publisher may terminate this Agreement with respect to such Book only.

             Any termination of this Agreement by either party shall not affect the obligations of either party under this Agreement to pay the other party amounts owing in connection with performance under this Agreement prior to the termination. The termination of this Agreement by either party shall not prejudice any claim which either party has against the other.

         13. ASSIGNMENT. Co-Publisher shall not, without the prior written consent of Publisher, assign or in any way transfer Co-Publisher's rights granted hereunder, in whole or in part, nor issue or permit issue of any Book over any imprint other than the Imprint.

         14. NATURE OF RELATIONSHIP. The relationship the parties intend to create is that of principal and independent contractor, and nothing herein is intended, nor shall it be construed, to create a relationship of partnership, joint venture, or employer/employee between the parties. Publisher shall not have the right to direct the specific daily activities or practices of Co-Publisher nor the manner in which Co-Publisher conducts Co-Publisher's affairs.

             15. NOTICES. Any notice or communication given under the terms of this Agreement ("Notice") shall be in writing and shall be given by any of the following means and shall be deemed to have been received as follows:

             (i) If by hand delivery, upon delivery;

             (ii) If by pre-paid mail, 48 hours after posting, or if the intended recipient party is in a country other than that of the sender, on the seventh day after dispatch (Saturdays, Sundays and public holidays excluded); or

             (iii) If by telex, facsimile or other system which prints the notice at the receiving end, if the sender has an acknowledgment from the recipient of its receipt in readable form, upon receipt of such acknowledgment;

provided, however, that no Notice shall be deemed to have been received unless addressed to the addresses appearing below, or such other address provided to the other party by Notice:

                                        If to Publisher:

                                        Magi Publications
                                        22 Manchester Street
                                        London W1M 5PG, England
                                        Facsimile: 011-44-171-486-0926

                                        If to Co-Publisher:

                                        6             EXHIBIT 10.7, PAGE 6 OF 8

                                        Little Tiger Press USA, L.L.C.
                                        2999 North 44th Street, Suite 225
                                        Phoenix, Arizona 85018-7247
                                        Facsimile: (602) 808-9863

Notice given on a Saturday, Sunday or public holiday, or outside normal business hours, shall not be deemed given until commencement of the next normal business hours.

         16. ENTIRE AGREEMENT. This Agreement is intended by the parties to be the final expression of their agreement and a complete and exclusive statement of its terms. No prior course of dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No representations, understandings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein. This Agreement can be modified only by writing signed by all of the parties hereto.

         17. MISCELLANEOUS. This Agreement contains the entire Agreement between the parties with respect to the subject matter discussed in this Agreement, and any prior arrangements or negotiations relating thereto are superseded by this Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without giving effect to the conflict laws thereof. The courts of the State of Arizona shall have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Agreement or by reason of this Agreement. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Agreement shall be only in either Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and for this purpose each party to this Agreement (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction and venue of such courts. This Agreement shall be construed according to its fair meaning and neither for nor against the drafting party. If arbitration or other legal action is instituted in connection with this Agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys' fees and costs. The parties agree to accept facsimile signatures in counterparts to this Agreement, and that said facsimile signatures shall for all purposes be binding upon the parties as if the same were originals. The failure of a party to require the performance of any term of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent a subsequent enforcement of such term nor be deemed a waiver of any subsequent breach. The remedies and payments provided for in this Agreement are not exclusive of other remedies available to the parties. Every provision of this Agreement is intended to be severable. If any term of provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement. Time is of the essence of each and every provision of this Agreement. Titles and headings of sections of this Agreement are for convenience of reference only, are not intended

                                        7             EXHIBIT 10.7, PAGE 7 OF 8
to define, limit or describe the scope or intent of any provision of this Agreement, and shall not affect the construction of any provision of this Agreement.

         DATED the date first hereinabove written.

                  PUBLISHER:            Magi Publications, a partnership

                                        By
                                           ------------------------------------
                                          Manmohan Singh Bhatia, Partner

                  CO-PUBLISHER:         Little Tiger Press USA, L.L.C.,
                                        a New York limited liability company

                                        By: Magi Publications,
                                            a partnership, Member

                                            By
                                               --------------------------------
                                                Manmohan Singh Bhatia, Partner

                                        By: Futech Educational Products, Inc.,
                                            an Arizona corporation, Member

                                            By
                                               --------------------------------
                                                Vincent W. Goett, CEO

List of Exhibits

1998 Spring and Fall Front List "A"

                                        8             EXHIBIT 10.7, PAGE 8 OF 8

                                                        Exhibit "A", Page 1 of 2

LITTLE TIGER PRESS, USA
FRONT LIST AND REPRINT PUBLISHING SCHEDULE SPRING '98

                                              Order    Retail            Futech/                W/S
Title                            Format      Quantity  Price    LIP Cost Ext Cost  XYZ Price  Turnover  Ex-Works
-----                            ------      --------  -------  -------- --------  ---------  --------  --------
It Could Have Been Worse         Hardback     15,000   $14.95     $3.75    56,250    $5.23     78,450   Dec '97
A Duck So Small                  Hardback     10,000   $14.95     $3.75    37,500    $5.23     52,300   Dec '97
You Won't Think of Me at All     Hardback     10,000   $14.95     $3.75    37,500    $5.23     52,300   Dec '97
Beware of the Bears              Hardback     15,000   $14.95     $3.75    56,250    $5.23     78,450   Dec '97
The Lion Who Wanted to Love      Hardback     12,000   $14.95     $4.10    49,200    $5.23     62,760   Nov '97
Look Out for the Big Bad
  Fish                           Hardback     15,000   $14.95     $3.75    56,250    $5.23     78,450   Dec '97
Tommy                            Hardback     15,000   $16.95     $4.40    66,000    $5.93     88,950   Dec '97

I Don't Want to Take a Bath!     Board Book   25,000   $ 6.95     $1.75*   43,750    $2.43     60,750   Jan '98
I Don't Want to Go to Bed!       Board Book   25,000   $ 6.95     $1.75*   43,750    $2.43     60,750   Jan '98

Tim's Animal Stories             96-page H/B  15,000   $16.95     $4.25    63,750    $5.93     88,950   Jan '98
Animals All Around

Laura's Star Reprint**           Hardback     50,000   $16.95     $4.40   220,000    $5.93    296,500  June '98
Rumble in the Jungle Reprint**   Hardback     15,000   $14.95     $4.10    61,500    $5.23     78,450  June '98
Magi Various Reprints**          Hardback     60,000   $14.95     $3.75   225,000    $5.23    313,800  June '98

PAPERBACK

I Don't Want to Take a Bath!    Paperback     25,000   $ 5.95     $1.20              $2.08
Dora's Eggs                     Paperback     15,000   $ 5.95     $1.20              $2.08

TOTAL                                        307,000                      960,450           1,390,860

*  Price to be finalized
** Quantities, dates and titles to be finalized

                                                        Exhibit "A", Page 2 of 2

LITTLE TIGER PRESS, USA
FRONT LIST PUBLISHING SCHEDULE FALL '98


                                             Order        Retail                Futech/
Title                       Format         Quantity       Price    LIP Cost     Ext Cost   XYZ Price   W/S Turnover  Ex-Works
-----                       ------         --------       -----    --------     --------   ---------   ------------  --------
Hurry Santa                 Hardback       40,000         $14.95    $3.60       144,000      $5.23     209,200        June '98
Mouse, Look Out             Hardback       10,000         $14.95    $3.75        37,500      $5.23      52,300        June '98
One Two Three Oops**        Hardback       15,000         $14.95    $3.75        56,250      $5.23      78,450        June '98
Little Bunny Bobkin         Hardback       15,000         $14.95    $4.10        61,500      $5.23      78,450        March '98
Bedtime for Little Hare     Hardback       20,000         $14.95    $3.75        75,000      $5.23     104,600        June '98
Smudge**                    Hardback       15,000         $14.95    $3.75        56,250      $5.23      78,450        July '98
Commotion in the Ocean      Hardback       20,000         $14.95    $4.10        82,000      $5.23     104,600        July '98
A New Hardback***           Hardback       15,000         $14.95    $4.10        61,500      $5.23      78,450        July '98

Santa's Large Board Book    Board Book    25,000         $12.95    $3.20*       80,000      $4.53     113,250        Aug '98
Tiger's Large Board Book    Board Book    25,000         $12.95    $3.20*       80,000      $4.53     113,250        Aug '98

Tim's Bear Stories          96 page H/B   15,000         $16.95    $4.25        63,750      $5.93      88,950        June '98

Little Tiger Cloth Book 1   Cloth Book    25,000         $19.95    $6.00*      150,000      $8.00*    200,000        July '98
Little Tiger Cloth Book 2   Cloth Book    25,000         $19.95    $6.00*      150,000      $8.00*    200,000        July '98

PAPERBOOK

Beware of the Bears         Paperback     25,000         $ 5.95    $1.20                    $2.08
It Could Have Been Worse    Paperback     15,000         $ 5.95    $1.20                    $2.08

TOTAL                                    305,000                             1,097,750              1,499,950

*Price to be finalized
**Pub date to be confirmed
***Titles to be confirmed

                                  EXHIBIT 10.8

                             CO-PUBLISHING AGREEMENT
                                (U.S. MATERIALS)

         THIS AGREEMENT is entered into as of the 5th day of January, 1998, by and between Magi Publications, a partnership ("Co-Publisher") and Little Tiger Press USA, L.L.C., a New York limited liability company ("Publisher").

                                R E C I T A L S:

         A. Publisher publishes printed materials, and Co-Publisher is in the business of publishing, marketing and distributing printed materials.

         B. The parties desire to enter into an agreement for co-publication by Co-Publisher of certain materials of Publisher, all on the terms and conditions herein set forth.

                                   T E R M S:

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. RIGHT OF FIRST REFUSAL. Publisher hereby grants Co-Publisher the right of first refusal to co-publish with Publisher and distribute in Europe any and all published materials Publisher desires to have published/distributed in Europe (hereinafter individually a "Book" and collectively "Books").

         Publisher will supply Co-Publisher with three (3) folded and gathered sheets, and/or three (3) review copies, of each Book Publisher wants published/distributed in Europe, at no cost to Co-Publisher. At the same time, Publisher will supply Co-Publisher with the title, name of the author and illustrator, Unit Price (defined below), and the proposed delivery date of the Book.

         Co-Publisher shall inform Publisher of Co-Publisher's election whether to publish each Book within thirty (30) days after Co-Publisher receives the Book from Publisher for review, and the other information described in the preceding paragraph. As to each Book Co-Publisher elects to publish, Co-Publisher shall at the same time inform Publisher in which Countries in Europe Co-Publisher will Publish the Book. Publisher will supply Co-Publisher with 130 folded and gathered sheets, and/or 130 review copies, of each Book Co-Publisher elects to publish in Europe, at no cost to Co-Publisher.

         Books selected by Co-Publisher for publication under this Agreement will be published under and with the name and imprint "Little Tiger Press."


                                                       EXHIBIT 10.8, PAGE 1 OF 8

         If Co-Publisher elects not to publish in any Country in Europe any Book offered by Publisher, then Publisher shall have the right to pursue alternative publication/distribution for such Book in said Country; provided, however, that the terms offered to an alternative co-publisher/distributor shall not be more favorable than the terms offered by Publisher to Co-Publisher.

         2. APPOINTMENT AND TERRITORY. Publisher hereby grants Co-Publisher the right to publish, distribute and sell each Book selected by Co-Publisher under
Section 1 above exclusively throughout Europe. Co-Publisher's right to publish any Book in other territories shall be subject to the prior written consent of Publisher.

         Co-Publisher shall not, without the prior written consent of Publisher, which consent may be withheld for any reason or no reason, print or authorize the printing of copies of any Book other than by Publisher.

         Co-Publisher shall promote the sale of each Book actively throughout the territory granted to Co-Publisher under this Agreement.

         3. MANNER OF PURCHASING.

            (a) Co-Publisher shall have the option to purchase copies of each Book, on a title-by-title basis, from Publisher, on a firm sale basis, on terms for said purchases as described in Section 4 below. The details of Book orders shall be set out from time to time on purchase orders (hereinafter "Purchase Orders") issued by Co-Publisher.

            (b) As used in this Agreement, and on any Purchase Order, the following terms shall have the following meanings:

                  (i) "Book": One of Publisher's book titles, copies of which are to be published/purchased by Co-Publisher, as further described in Section 1 above.

                  (ii) "Unit Price": The price to Co-Publisher, inclusive of royalty and delivery (C.I.F. to London), of each copy of a Book.

                  (iii) "Quantity": The initial quantity of copies of a Book ordered by Co-Publisher, as specified in a Purchase Order for such Book.

                  (iv) "Delivery Date": The date for bulk delivery of the Quantity of a Book, as specified in the Purchase Order for such Book.

                  (v) "Imprint": The "Little Tiger Press" imprint.

            (c) Co-Publisher shall notify Publisher of the proposed release dates of each


                                       2               EXHIBIT 10.8, PAGE 2 OF 8

Book. Co-Publisher shall release each Book within three (3) months of delivery of the Quantity ordered of such Book, unless Co-Publisher is prevented from doing so by circumstances beyond Co-Publisher's control, in which event Publisher shall be notified in writing and the period permitted for release shall be extended by the duration of such circumstances.

            (d) Except as may otherwise be specified in this Agreement, all details of publication, sale and advertisement of each Book, and the number and destination of free copies, shall be at the sole discretion and expense of Co-Publisher.

         4. FIRM SALES.

            (a) Unless otherwise agreed upon by the Publisher and Co-Publisher, all sales under this Agreement will be firm sales. Firm sales are direct, outright purchases of Books from Publisher by Co-Publisher, as opposed to consignment sales. The details of each purchase shall be identified on a Purchase Order.

         The Unit Price of each Book, as offered by Publisher, is based upon the cost of paper and printing as of the date of the offer relating to such Book. If such costs have increased by more than 5% at the time the Book goes to print, one-half of the increase in cost per copy in excess of 5% shall be added to the Unit Price per copy for such Book. If the increase in cost would not have been incurred but for a delay in printing caused by Co-Publisher's failure to perform its obligations under this Agreement, Co-Publisher shall bear the entire increase in cost.

            (b) Co-Publisher shall pay Publisher the total Unit Price for each Book received, within fifteen (15) days after receipt of the Book by Co-Publisher.

            (c) Publisher shall supply to Co-Publisher, as ordered by Co-Publisher, 10% additional jackets/covers for each hard cover Book purchased by Co-Publisher, at no charge to Co-Publisher. The purchase price for jackets/covers ordered in excess of said 10% shall be 100% of Publisher's direct out-of-pocket costs for the jackets/covers, payable in full within fifteen (15) days after receipt by Co-Publisher of the jackets/covers. Extra jackets/covers sales, like Book sales, will be firm sales - not returnable.

            (d) If Co-Publisher requires copies of any Book additional to those ordered on any Purchase Order, such further copies shall be ordered from Publisher and supplied to Co-Publisher at a price and on other terms subject to mutual agreement by the parties.

            (e) Legal title to copies of each Book and other materials delivered to Co-Publisher shall pass to Co-Publisher upon receipt by Co-Publisher of the Book or other materials. Risk of loss or damage with respect to copies of each Book or other materials delivered to Co-Publisher shall pass to Co-Publisher upon receipt by Co-Publisher of the Book or other materials.

            (f) Initial and reorder quantities for Books will not be less than 5000 copies


                                       3               EXHIBIT 10.8, PAGE 3 OF 8
per Book, unless otherwise agreed to by the parties.

         5. PRODUCTION, PRINTING AND DELIVERY.

            (a) Publisher will send Co-Publisher for approval (such approval not to be unreasonably withheld or delayed), ozalids of each Book.

            (b) Subject to timely performance by Co-Publisher of Co-Publisher's obligations under this Agreement, Publisher shall arrange for the printing of the Quantity of Books ordered for delivery to Co-Publisher by the Delivery Date, unless Publisher is prevented from doing so by circumstances beyond Publisher's control, or unless otherwise mutually agreed.

            (c) Delivery to Co-Publisher of up to 10% under or over the Quantity of any Book shall constitute good delivery, and Co-Publisher shall pay for the actual number of copies received.

            (d) Co-Publisher shall notify Publisher in writing of Co-Publisher's requirements, if any, with respect to advance copies, extra covers or jackets, and folded and gathered sheets.

            (e) Co-Publisher shall not insert within or on the cover or jacket of any edition of any Book, any advertisement, other than information about other Books published by Publisher, without the prior written consent of Publisher.

            (f) Each party will discuss with the other opportunities regarding co-op and promotional advertising, as those opportunities arise, and the parties may, but are not obligated to, agree to share the costs thereof.

         6. ACCOUNTING MATTERS. All monies due to Publisher shall be paid by mail or telegraphic transfer to Publisher's bank account. Co-Publisher shall ensure that all remittances or notifications of remittance shall detail the names of Co-Publisher and Publisher, the title of the Book(s), and, if applicable, Publisher's invoice number.

         7. FREIGHT. All Books will be shipped C.I.F. to London in care of Co-Publisher's freight forwarder. Co-Publisher will be responsible for customs and transportation charges from London to Co-Publisher's facilities.

         8. SHIPPING SERVICES. From time to time Publisher may request Co-Publisher to ship stock of Co-Publisher's books held by Co-Publisher to fill orders placed by Publisher's other customers. All such orders shall be for full-case quantities to a single shipping location. Co-Publisher will charge Publisher, in fulfillment of any such order, the actual cost of shipping plus a handling charge of 1% of the value of such order. Publisher shall also reimburse Co-Publisher for any portion of the purchase price paid by Co-Publisher to Publisher for the Books so sold, and for all of Co-Publisher's out-of-pocket costs for such Books. Such charges shall


                                       4               EXHIBIT 10.8, PAGE 4 OF 8
be deducted from monthly payments due to Publisher from Co-Publisher under this Agreement.

         9. PACKAGING SPECIFICATIONS. Publisher agrees to package all Books shipped to Co-Publisher under this Agreement in case packs of 30 copies unless otherwise mutually agreed to by the parties. Each carton will have the following information clearly marked on the outside of the carton: Publisher Imprint:
Little Tiger Press; ISBN: ___________; Title:___________; Number of Copies:
__________; Co-Publisher's Product No.:____________.

         10. IMPRINT; COPYRIGHT. Co-Publisher shall inform Publisher promptly of any infringement of the copyright in any Book of which Co-Publisher becomes aware. Co-Publisher will take all reasonable steps, including registration where applicable, to protect the copyright in each Book in the territories granted to Co-Publisher under this Agreement.

         11. RESERVED RIGHTS. All rights in each Book, other than those specifically granted to Co-Publisher under this Agreement, are reserved by Publisher.

         12. TERM; TERMINATION. This Agreement shall be effective immediately and automatically on the "Contingency Expiration Date," as that term is defined in that certain Operating Agreement for Little Tiger Press USA, L.L.C., dated of even date herewith, executed by Futech Educational Products, Inc. and Magi Publications. This Agreement shall continue thereafter until terminated in any one of the following ways:

            (a) If Co-Publisher is at any time in breach of any of the terms and conditions of this Agreement, and Co-Publisher fails to cure such breach within thirty (30) days after receipt by Co-Publisher of written notice from Publisher specifying the breach and requiring that it be cured.

            (b) If Co-Publisher is declared bankrupt or goes into liquidation (other than solvent voluntary liquidation for the purpose of reconstruction only), or if a receiver or administrator or administrative receiver is appointed to the whole or substantially the whole of Co-Publisher's business, or if Co-Publisher shall make an assignment for the benefit of creditors, then Publisher may terminate this Agreement if Co-Publisher fails to cure such breach within thirty (30) days after receipt by Co-Publisher of written notice from Publisher specifying the breach and requiring that it be cured.

            (c) If Co-Publisher ceases to trade as a publisher/distributor or is for any reason unable to perform and comply with the terms and conditions of this Agreement.

            (d) If Co-Publisher allows any Book to go out of stock (to the extent that Co-Publisher has less than 50 copies of such Book in stock), and to remain out of stock for 6 months, then Publisher may terminate this Agreement with respect to such Book only.

            (e) If Co-Publisher shall dispose of all remaining stock of a Book by remaindering or destruction, then Publisher may terminate this Agreement with respect to such


                                       5               EXHIBIT 10.8, PAGE 5 OF 8

Book only.

            Any termination of this Agreement by either party shall not affect the obligations of either party under this Agreement to pay the other party amounts owing in connection with performance under this Agreement prior to the termination. The termination of this Agreement by either party shall not prejudice any claim which either party has against the other.

        13. ASSIGNMENT. Co-Publisher shall not, without the prior written consent of Publisher, assign or in any way transfer Co-Publisher's rights granted hereunder, in whole or in part, nor issue or permit issue of any Book over any imprint other than the Imprint.

        14. NATURE OF RELATIONSHIP. The relationship the parties intend to create is that of principal and independent contractor, and nothing herein is intended, nor shall it be construed, to create a relationship of partnership, joint venture, or employer/employee between the parties. Publisher shall not have the right to direct the specific daily activities or practices of Co-Publisher nor the manner in which Co-Publisher conducts Co-Publisher's affairs.

         15. NOTICES. Any notice or communication given under the terms of this Agreement ("Notice") shall be in writing and shall be given by any of the following means and shall be deemed to have been received as follows:

                  (i) If by hand delivery, upon delivery;

                  (ii) If by pre-paid mail, 48 hours after posting, or if the intended recipient party is in a country other than that of the sender, on the seventh day after dispatch (Saturdays, Sundays and public holidays excluded); or

                  (iii) If by telex, facsimile or other system which prints the notice at the receiving end, if the sender has an acknowledgment from the recipient of its receipt in readable form, upon receipt of such acknowledgment;

provided, however, that no Notice shall be deemed to have been received unless addressed to the addresses appearing below, or such other address provided to the other party by Notice:

                         If to Co-Publisher:

                         Magi Publications
                         22 Manchester Street
                         London W1M 5PG, England
                         Facsimile: 011-44-171-486-0926

                         If to Publisher:

                         Little Tiger Press USA, L.L.C.


                                       6               EXHIBIT 10.8, PAGE 6 OF 8

                         2999 North 44th Street, Suite 225
                         Phoenix, Arizona 85018-7247
                         Facsimile: (602) 808-9863

Notice given on a Saturday, Sunday or public holiday, or outside normal business hours, shall not be deemed given until commencement of the next normal business hours.

         16. ENTIRE AGREEMENT. This Agreement is intended by the parties to be the final expression of their agreement and a complete and exclusive statement of its terms. No prior course of dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No representations, understandings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein. This Agreement can be modified only by writing signed by all of the parties hereto.

         17. MISCELLANEOUS. This Agreement contains the entire Agreement between the parties with respect to the subject matter discussed in this Agreement, and any prior arrangements or negotiations relating thereto are superseded by this Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without giving effect to the conflict laws thereof. The courts of the State of Arizona shall have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Agreement or by reason of this Agreement. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Agreement shall be only in either Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and for this purpose each party to this Agreement (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction and venue of such courts. This Agreement shall be construed according to its fair meaning and neither for nor against the drafting party. If arbitration or other legal action is instituted in connection with this Agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys' fees and costs. The parties agree to accept facsimile signatures in counterparts to this Agreement, and that said facsimile signatures shall for all purposes be binding upon the parties as if the same were originals. The failure of a party to require the performance of any term of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent a subsequent enforcement of such term nor be deemed a waiver of any subsequent breach. The remedies and payments provided for in this Agreement are not exclusive of other remedies available to the parties. Every provision of this Agreement is intended to be severable. If any term of provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement. Time is of the essence of each and every provision of this Agreement. Titles and headings of sections of this Agreement are for convenience of reference only, are not intended to define, limit or describe the scope or intent of any provision of this Agreement, and shall not


                                       7               EXHIBIT 10.8, PAGE 7 OF 8
affect the construction of any provision of this Agreement.

         DATED the date first hereinabove written.

              CO-PUBLISHER:             Magi Publications,
                                        a partnership


                                        By______________________________________
                                            Manmohan Singh Bhatia, Partner


              PUBLISHER:                Little Tiger Press USA, L.L.C.,
                                        a New York limited liability company


                                        By: Magi Publications,
                                        a partnership, Member


                                            By__________________________________
                                                Manmohan Singh Bhatia, Partner


                                        By: Futech Educational Products, Inc.,
                                            an Arizona corporation, Member


                                            By__________________________________
                                                Vincent W. Goett, CEO


                                       8               EXHIBIT 10.8, PAGE 8 OF 8

                                  EXHIBIT 10.9

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is entered into as of the 5th day of January, 1998, by and between Little Tiger Press USA, L.L.C., a New York limited liability company ("Publisher") and Futech Educational Products, Inc., an Arizona corporation, to be operating as "XYZ Distributors" ("Distributor").

                                R E C I T A L S:

         A. Publisher publishes printed materials, and Distributor is in the business of marketing and distributing published materials.

         B. The parties desire to enter into an agreement for distribution by Distributor of certain materials published by Publisher, all on the terms and conditions herein set forth.

                                   T E R M S:

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. RIGHT OF FIRST REFUSAL. Publisher hereby grants Distributor the right of first refusal to purchase from Publisher and distribute in the United States any and all published materials Publisher desires to have distributed in the United States (hereinafter individually a "Book" and collectively "Books").

         Publisher will supply Distributor with three (3) folded and gathered sheets, and/or three (3) review copies, of each Book Publisher wants distributed in the United States, at no cost to Distributor. At the same time, Publisher will supply Distributor with the title, name of the author and illustrator, Unit Price (defined below), and the proposed delivery date of the Book.

         Distributor shall inform Publisher of Distributor's election whether to distribute each Book within thirty (30) days after Distributor receives the Book from Publisher for review, and the other information described in the preceding paragraph. Publisher will supply Distributor with 130 folded and gathered sheets, and/or 130 review copies, of each Book Distributor elects to distribute in the United States, at no cost to Distributor.

         Books selected by Co-Publisher for distribution under this Agreement will be distributed under and with the name and imprint "Little Tiger Press USA, L.L.C."

         If Distributor elects not to distribute any Book offered by Publisher, then Publisher shall have the right to pursue alternative distribution for such Book; provided, however, that the terms offered to an alternative distributor shall not be more favorable than the terms offered by


                                                       EXHIBIT 10.9, PAGE 1 OF 9

Publisher to Distributor.

         2. APPOINTMENT AND TERRITORY. Publisher hereby grants Distributor the right to distribute and sell each Book acquired by Distributor under Section 1 above exclusively throughout the United States of America. Distributor's right to distribute any Book in other territories shall be subject to the prior written consent of Publisher.

         Unless otherwise agreed to in writing by Publisher, Distributor is excluded from selling any Book to book clubs, or from selling any Book by direct marketing methods including, but not limited to, mail order, door-to-door, direct mail, television advertising, or incentive, premium or coupon advertising methods.

         Distributor shall not, without the prior written consent of Publisher, which consent may be withheld for any reason or no reason, print or authorize the printing of copies of any Book other than by Publisher.

         Distributor shall promote the sale of each Book actively throughout the territory granted to Distributor under this Agreement.

         Except as otherwise called for herein, during the term of this Agreement, Distributor shall be entitled to market Books acquired pursuant to this Agreement using the Imprint (defined in Section 3 below).

         Publisher agrees to sell to Distributor, and Distributor agrees to distribute, the 1998 Spring and Fall Front Lists, copies of which are attached hereto as Exhibit "A" and hereby made a part hereof, at the pricing shown on said Exhibit.

         3. MANNER OF PURCHASING.

         (a) Distributor shall have the option to purchase copies of each Book, on a title-by-title basis, from Publisher, on a returnable basis, on terms for said purchases as described in Section 4 below. The details of Book orders shall be set out from time to time on purchase orders (hereinafter "Purchase Orders") issued by Distributor.

         (b) As used in this Agreement, and on any Purchase Order, the following terms shall have the following meanings:

                  (i) "Book": One of Publisher's book titles, copies of which are to be purchased by Distributor, as further described in
                  Section 1 above.

                  (ii) "Unit Price": The price to Distributor, inclusive of royalty and delivery (C.I.F. to Distributor's warehouse in the State of New York) of each copy of a Book.

                                       2               EXHIBIT 10.9, PAGE 2 OF 9

                  (iii) "Quantity": The initial quantity of copies of a Book ordered by Distributor, as specified in a Purchase Order for such Book.

                  (iv) "Delivery Date": The date for bulk delivery of the Quantity of a Book, as specified in a Purchase Order for such Book.

                  (v) "Imprint": The "Little Tiger Press" imprint.

         (c) Distributor shall notify Publisher of the proposed release dates of each Book. Distributor shall release each Book within three (3) months of delivery of the Quantity ordered of such Book, unless Distributor is prevented from doing so by circumstances beyond Distributor's control, in which event Publisher shall be notified in writing and the period permitted for release shall be extended by the duration of such circumstances.

         (d) Except as may otherwise be specified in this Agreement, all details of sale and advertisement of each Book, and the number and destination of free copies, shall be at the sole discretion and expense of Distributor.

         4. RETURNABLE SALES.

            (a) Unless otherwise agreed upon by the Publisher and Distributor, all sales under this Agreement will be returnable sales. The details of each purchase shall be identified on a Purchase Order.

         The Unit Price of each Book, as offered by Publisher, is based upon the cost of paper and printing as of the date of the offer relating to such Book. If such costs have increased by more than 5% at the time the Book goes to print, one-half of the increase in cost per copy in excess of 5% shall be added to the Unit Price per copy for such Book. If the increase in cost would not have been incurred but for a delay in printing caused by Distributor's failure to perform its obligations under this Agreement, Distributor shall bear the entire increase in cost.

            (b) Distributor shall furnish Publisher with monthly sales reports on a per Book basis, commencing within one (1) month after first distribution of each Book by Distributor.

            (c) Within sixty (60) days after delivery of each Book purchased by Distributor, Distributor shall pay Publisher the Unit Price of the Book. The parties intend that the Unit Price for each Book shall be 65% of the suggested retail price of such Book. Distributor shall be responsible for all credit checks, and all uncollected credit, for all purchasers of Publisher's books from Distributor, and Publisher shall accept no responsibility for bad debts incurred by Distributor.

            (d) Publisher shall supply to Distributor, as ordered by Distributor, 10% additional jackets/covers for each hard cover Book ordered by Distributor, at no charge to

                                       3               EXHIBIT 10.9, PAGE 3 OF 9

Distributor. The purchase price for jackets/covers ordered in excess of said 10% shall be 100% of Publisher's direct out-of-pocket costs for the jackets/covers, payable in full within sixty (60) days after receipt by Distributor of the jackets/covers. Extra jackets/covers shall be firm sales - not returnable.

            (e) Distributor shall, after taking possession of Books purchased on a returnable basis, offer the Books for sale at prices not less than Distributor's Unit Price from Publisher for the Books. Distributor shall use its best efforts to sell the Books.

            (f) Distributor shall pay all expenses incident to the receipt, handling, storage, marketing, advertising, selling, and delivery to customers of the Books purchased by Distributor, and shall pay all taxes and other charges assessed and/or levied on said Books while in Distributor's possession, including sales taxes and Distributor's income taxes, but not including Publisher's income taxes.

            (g) Initial and reorder quantities will not be less than 5000 copies per Book, unless otherwise agreed to by the parties.

            (h) Distributor may return to Publisher any Books purchased by Distributor on a returnable basis, for full credit. All freight charges for returned Books shall be paid by Publisher, unless the Books are being returned as a result of an uncured breach by Distributor under the terms of this Agreement, or unless Books are being returned as a result of Distributor terminating this Agreement, in which event Distributor shall pay all said freight charges.

         5. PRODUCTION, PRINTING AND DELIVERY.

            (a) Publisher will send Distributor for approval (such approval not to be unreasonably withheld or delayed), ozalids of each Book.

            (b) Subject to timely performance by Distributor of Distributor's obligations under this Agreement, Publisher shall arrange for the printing of the Quantity of Books ordered for delivery to Distributor by the Delivery Date, unless Publisher is prevented from doing so by circumstances beyond Publisher's control, or unless otherwise mutually agreed.

            (c) Delivery to distributor of up to 10% under or over the Quantity of any Book shall constitute good delivery, and Distributor shall pay for the actual number of copies received.

            (d) Distributor shall notify Publisher in writing of Distributor's requirements, if any, with respect to advance copies, extra covers or jackets, and folded and gathered sheets.

            (e) Distributor shall not insert within or on the cover or jacket of any edition of any Book, any advertisement, other than information about other Books published by Publisher, without the prior written consent of Publisher.


                                       4               EXHIBIT 10.9, PAGE 4 OF 9

         6. ACCOUNTING MATTERS.

            (a) Distributor shall prepare statements of the sale of each Book yearly through December 31 of that year, and shall deliver such statements to Publisher by March 31 of the next year. Such statements shall show clearly the number of unsold copies of each Book in the possession or under the control of Distributor at the end of such accounting.

            (b) All monies due to Publisher shall be paid by mail or telegraphic transfer to Publisher's bank account. Distributor shall ensure that all remittances or notifications of remittance shall detail the names of Distributor and Publisher, the title of the Book(s), and, if applicable, Publisher's invoice number.

         7. FREIGHT. Except as provided for in subparagraph 4(h) above, all Books will be shipped C.I.F. to Distributor's warehouse in the State of New York.

         8. SHIPPING SERVICES. From time to time Publisher may request Distributor to ship stock of Distributor's books held by Distributor to fill orders placed by Publisher's other customers. All such orders shall be for full-case quantities to a single shipping location. Distributor will charge Publisher, in fulfillment of any such order, the actual cost of shipping plus a handling charge of 1% of the value of such order. Publisher shall also reimburse Distributor for any portion of the purchase price paid by Distributor to Publisher for the Books so sold, and for all of Distributor's out-of-pocket costs for such Books. Such charges shall be deducted from monthly payments due to Publisher from Distributor under this Agreement.

         9. PACKAGING SPECIFICATIONS. Publisher agrees to package all Books shipped to Distributor under this Agreement in case packs of 30 copies unless otherwise mutually agreed to by the parties. Each carton will have the following information clearly marked on the outside of the carton: Publisher Imprint:
Little Tiger Press; ISBN: _________; Title:__________; Number of Copies:
__________; Distributor's Product No.:__________.

        10. IMPRINT; COPYRIGHT.

            (a) All Books purchased by Distributor from Publisher for distribution by Distributor shall bear the Imprint.

            (b) Distributor shall inform Publisher promptly of any infringement of the copyright in any Book of which Distributor becomes aware. Any actions to protect the copyright will be at the Publisher's expense and Distributor shall take no such action without Publisher's prior written authorization.

        11. RESERVED RIGHTS. All rights in each Book, other than those specifically granted to Distributor under this Agreement, are reserved by Publisher.

        12. TERM; TERMINATION. This Agreement shall be effective immediately and


                                       5               EXHIBIT 10.9, PAGE 5 OF 9
automatically on the "Contingency Expiration Date," as that term is defined in that certain Operating Agreement for Little Tiger Press USA, L.L.C., dated of even date herewith, executed by Futech Educational Products, Inc. and Magi Publications. This Agreement shall continue thereafter until terminated in any one of the following ways:

            (a) If Distributor is at any time in breach of any of the terms and conditions of this Agreement, and Distributor fails to cure such breach within thirty (30) days after receipt by Distributor of written notice from Publisher specifying the breach and requiring that it be cured.

            (b) If Distributor is declared bankrupt or goes into liquidation (other than solvent voluntary liquidation for the purpose of reconstruction only), or if a receiver or administrator or administrative receiver is appointed to the whole or substantially the whole of Distributor's business, or if Distributor shall make an assignment for the benefit of creditors, then Publisher may terminate this Agreement if Distributor fails to cure such breach within thirty (30) days after receipt by Distributor of written notice from Publisher specifying the breach and requiring that it be cured.

            (c) If Distributor ceases to trade as a distributor or is for any reason unable to perform and comply with the terms and conditions of this Agreement.

            (d) If Distributor allows any Book to go out of stock (to the extent that Distributor has less than 50 copies of such Book in stock), and to remain out of stock for 6 months, then Publisher may terminate this Agreement with respect to such Book only.

            (e) If Distributor shall dispose of all remaining stock of a Book by remaindering or destruction, then Publisher may terminate this Agreement with respect to such Book only.

            Notwithstanding the foregoing, or any other provision of this Agreement, Distributor shall be entitled to use the Imprint in connection with sales of Books purchased from Publisher until such time as Distributor shall have exhausted Distributor's stock of said Books, including Books received by Distributor after a termination of this Agreement from orders placed by Distributor prior to said termination. Except as so provided, upon termination of this Agreement Distributor shall immediately cease using the Imprint.

            Any termination of this Agreement by either party shall not affect the obligations of either party under this Agreement to pay the other party amounts owing in connection with performance under this Agreement prior to the termination. The termination of this Agreement by either party shall not prejudice any claim which either party has against the other.

        13. ASSIGNMENT. Distributor shall not, without the prior written consent of Publisher, assign or in any way transfer Distributor's rights granted hereunder, in whole or in part, nor issue or permit issue of any Book over any imprint other than the Imprint.


                                       6               EXHIBIT 10.9, PAGE 6 OF 9

         14. NATURE OF RELATIONSHIP. The relationship the parties intend to create is that of principal and independent contractor, and nothing herein is intended, nor shall it be construed, to create a relationship of partnership, joint venture, or employer/employee between the parties. Publisher shall not have the right to direct the specific daily activities or practices of Distributor nor the manner in which Distributor conducts Distributor's affairs.

         15. NOTICES. Any notice or communication given under the terms of this Agreement ("Notice") shall be in writing and shall be given by any of the following means and shall be deemed to have been received as follows:

                  (i)   If by hand delivery, upon delivery;

                  (ii) If by pre-paid mail, 48 hours after posting, or if the intended recipient party is in a country other than that of the sender, on the seventh day after dispatch (Saturdays, Sundays and public holidays excluded); or

                  (iii) If by telex, facsimile or other system which prints the notice at the receiving end, if the sender has an acknowledgment from the recipient of its receipt in readable form, upon receipt of such acknowledgment;

provided, however, that no Notice shall be deemed to have been received unless addressed to the addresses appearing below, or such other address provided to the other party by Notice:

                           If to Distributor:

                           XYZ Distributors
                           2999 North 44th Street, Suite 225
                           Phoenix, Arizona 85018-7247
                           Facsimile: (602) 808-9863

                           If to Publisher:

                           Little Tiger Press USA, L.L.C.
                           2999 North 44th Street, Suite 225
                           Phoenix, Arizona 85018-7247
                           Facsimile: (602) 808-9863

Notice given on a Saturday, Sunday or public holiday, or outside normal business hours, shall not be deemed given until commencement of the next normal business hours.

         16. ENTIRE AGREEMENT. This Agreement is intended by the parties to be the final expression of their agreement and a complete and exclusive statement of its terms. No prior course of dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. Acceptance of, or


                                       7               EXHIBIT 10.9, PAGE 7 OF 9
acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and an opportunity to make objection. No representations, understandings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein. This Agreement can be modified only by writing signed by all of the parties hereto.

         17. MISCELLANEOUS. This Agreement contains the entire Agreement between the parties with respect to the subject matter discussed in this Agreement, and any prior arrangements or negotiations relating thereto are superseded by this Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without giving effect to the conflict laws thereof. The courts of the State of Arizona shall have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Agreement or by reason of this Agreement. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Agreement shall be only in either Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and for this purpose each party to this Agreement (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction and venue of such courts. This Agreement shall be construed according to its fair meaning and neither for nor against the drafting party. If arbitration or other legal action is instituted in connection with this Agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys' fees and costs. The parties agree to accept facsimile signatures in counterparts to this Agreement, and that said facsimile signatures shall for all purposes be binding upon the parties as if the same were originals. The failure of a party to require the performance of any term of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent a subsequent enforcement of such term nor be deemed a waiver of any subsequent breach. The remedies and payments provided for in this Agreement are not exclusive of other remedies available to the parties. Every provision of this Agreement is intended to be severable. If any term of provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement. Time is of the essence of each and every provision of this Agreement. Titles and headings of sections of this Agreement are for convenience of reference only, are not intended to define, limit or describe the scope or intent of any provision of this Agreement, and shall not affect the construction of any provision of this Agreement.

         DATED the date first hereinabove written.


             DISTRIBUTOR:              Futech Educational Products, Inc., an
                                       Arizona corporation, dba XYZ Distributors



                                       By_______________________________________
                                          Vincent W. Goett, CEO



                                       8               EXHIBIT 10.9, PAGE 8 OF 9

                  PUBLISHER:           Little Tiger Press USA, L.L.C.,
                                       a New York limited liability company

                                       By: Magi Publications,
                                           a partnership, Member


                                           By___________________________________
                                                Manmohan Singh Bhatia, Partner


                                       By: Futech Educational Products, Inc.,
                                           an Arizona corporation, Member


                                           By___________________________________
                                                Vincent W. Goett, CEO


List of Exhibits

1998 Spring and Fall Front List     "A"


                                       9               EXHIBIT 10.9, PAGE 9 OF 9

                                                        Exhibit "A", Page 1 of 2

LITTLE TIGER PRESS, USA
FRONT LIST AND REPRINT PUBLISHING SCHEDULE SPRING '98

                                                    Order   Retail              Futech/
Title                              Format         Quantity  Price     LTP Cost  Ext Cost  XYZ Price W/S Turnover   Ex-Works
-----                              ------         --------  ------    --------  --------  --------- ------------   --------
It Could Have Been Worse           Hardback       15,000    $14.95     $3.75      56,250   $5.23        78,450     Dec '97
A Duck So Small                    Hardback       10,000    $14.95     $3.75      37,500   $5.23        52,300     Dec '97
You Won't Think of Me at All       Hardback       10,000    $14.95     $3.75      37,500   $5.23        52,300     Dec '97
Beware of the Bears                Hardback       15,000    $14.95     $3.75      56,250   $5.23        78,450     Dec '97
The Lion Who Wanted to Love        Hardback       12,000    $14.95     $4.10      49,200   $5.23        62,780     Nov '97
Look Out for the Big Bad Fish      Hardback       15,000    $14.95     $3.75      56,260   $5.23        78,450     Dec '97
Tommy                              Hardback       15,000    $16.95     $4.40      66,000   $5.93        88,950     Dec '97

I Don't Want to Take a Bath!       Board Book     25,000    $ 6.95     $1.75*     43,750   $2.43        60,750     Jan '98
I Don't Want to Go to Bed!         Board Book     25,000    $ 6.95     $1.75*     43,750   $2.43        60,750     Jan '98

Tim's Animal Stories               96-page H/B    15,000    $16.95     $4.25      63,750   $5.93        88,950     Jan '98
Animals All Around

Laura's Star Reprint**             Hardback       50,000    $16.95     $4.40     220,000   $5.93       295,500     June '98
Rumble in the Jungle Reprint**     Hardback       15,000    $14.95     $4.10      61,500   $5.23        78,450     June '98
Magi Various Reprints**            Hardback       60,000    $14.95     $3.75     225,000   $5.23       313,800     June '98

PAPERBACK

I Don't Want to Take a Bath!       Paperback      25,000    $ 5.95     $1.20               $2.08
Dora's Eggs                        Paperback      25,000    $ 5.95     $1.20               $2.08

TOTAL                                            307,000                         960,450            1,390,860

*  Price to be finalized
** Quantities, dates and titles to be finalized

                                                        Exhibit "A", Page 2 of 2

LITTLE TIGER PRESS, USA
FRONT LIST PUBLISHING SCHEDULE FALL '98

                                           ORDER     RETAIL               FUTECH/                                  EX-
TITLE                          FORMAT     QUANTITY   PRICE    LTP COST   EXT COST    XYZ PRICE   W/S TURNOVER     WORKS
-----                        -----------  --------   ------   --------   ---------   ---------   ------------   ---------
Hurry Santa                  Hardback      40,000    $14.95    $3.60       144,000    $ 5.23        209,200     June '98
House, Look Out              Hardback      10,000    $14.95    $3.75        37,500    $ 5.23         52,300     June '98
One Two Three Oops**         Hardback      15,000    $14.95    $3.75        56,250    $ 5.23         78,450     June '98
Little Bunny Bobkin          Hardback      15,000    $14.95    $4.10        61,500    $ 5.23         78,450     March '98
Bedtime for Little Hare      Hardback      20,000    $14.95    $3.75        75,000    $ 5.23        104,600     June '98
Smudge**                     Hardback      15,000    $14.95    $3.75        56,250    $ 5.23         78,450     July '98
Commotion in the Ocean       Hardback      20,000    $14.95    $4.10        82,000    $ 5.23        104,600     July '98
A New Hardback***            Hardback      15,000    $14.95    $4.10        61,500    $ 5.23         78,450     July '98
Santa's Large Board Book     Board Book    25,000    $12.95    $3.20*       80,000    $ 4.53        113,250      Aug '98
Tiger's Large Board Book     Board Book    25,000    $12.95    $3.20*       80,000    $ 4.53        113,250      Aug '98
Tim's Bear Stories           96 page H/B   15,000    $16.95    $4.25        63,750    $ 5.93         88,950     June '98
Little Tiger Cloth Book 1    Cloth Book    25,000    $19.95    $6.00*      150,000    $ 8.00*       200,000     July '98
Little Tiger Cloth Book 2    Cloth Book    25,000    $19.95    $6.00*      150,000    $ 8.00*       200,000     July '98
PAPERBACK
Beware of the Bears          Paperback     25,000    $ 5.95    $1.20                  $ 2.08
It Could Have Been Worse     Paperback     15,000    $ 5.95    $1.20                  $ 2.08
TOTAL                                     305,000                        1,097,750                1,499,950

---------------

  * Price to be finalized

 ** Pub date to be confirmed

*** Titles to be confirmed